Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------
                                 RENO AIR, INC.
             (Exact name of registrant as specified in its charter)

        Nevada                                              88-0259913
 (State of Incorporation)                                (I.R.S. Employer
                                                         Identification Number)


                                 220 Edison Way
                               Reno, Nevada 89502
                                 (702) 686-3835
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                              ROBERT M. ROWEN, ESQ.
                                 Reno Air, Inc.
                                 220 Edison Way
                               Reno, Nevada 89502
                                 (702) 686-3835
(Name, address, including zip code, and telephone number, including area code of agent for service)

                           --------------------------
It is requested that copies of communications be sent to:

                               GERALD ADLER, ESQ.
                    Shereff, Friedman, Hoffman & Goodman, LLP
                                919 Third Avenue
                            New York, New York 10017
                                 (212) 758-9500

                           ---------------------------

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: o

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box:    X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o




                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

       Title of                                       Proposed           Proposed Maximum
       Shares to               Amount to          Maximum Offering           Aggregate              Amount of
     be Registered           be Registered       Price Per Share(1)      Offering Price(1)      Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

  Series A Cumulative      1,436,000 shares            $25.00               $35,900,000            $10,878.79
      Convertible
Exchangeable Preferred
Stock, $0.001 par value


  Common Stock, $0.01       up to 4,162,318
       par value              shares (2)

------------------------ ---------------------- ---------------------- ---------------------- ======================

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Plus any additional shares issued pursuant to the anti-dilution provisions of the Preferred Stock.

                          -----------------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 24, 1997
PROSPECTUS

                                1,436,000 Shares

                                 RENO AIR, INC.


          Series A Cumulative Convertible Exchangeable Preferred Stock
                    (Liquidation Preference $25.00 per share)
                      and 4,162,318 shares of Common Stock

     This Prospectus relates to the offer and sale (the "Offering") by the holders thereof (the "Selling Stockholders") of an aggregate of up to 1,436,000 shares of Series A Cumulative Convertible Exchangeable Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of Reno Air, Inc. (the "Company") and up to 4,162,318 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock", and together with the Preferred Stock, the "Shares"), initially issuable upon conversion of the Preferred Stock plus an undeterminable number of shares of Common Stock as may become issuable upon conversion of the Preferred Stock as a result of adjustment to the conversion price thereunder. The shares of Preferred Stock are convertible at any time at the option of the holder thereof, unless previously redeemed, into shares of the Company's Common Stock at the initial conversion price of $8.625 per share of Common Stock (equivalent to a rate of approximately 2.9 shares of Common Stock per share) (the "Conversion Price"), subject to adjustment in certain events, including a Corporate Change or an Ownership Change (as defined herein). See "Description of Preferred Stock." The Common Stock is quoted on the Nasdaq National Market ("Nasdaq") under the symbol RENO. The Company has applied to have the Preferred Stock listed on Nasdaq. On November ___, 1997, the last reported sales price of the Common Stock on Nasdaq was $____ per share.

The Preferred Stock is redeemable, in whole or in part, at the option of the Company on and after December 20, 2000 initially at a price of $26.125 per share and thereafter at prices declining to $25.00 per share on or after December 15, 2003 plus accrued and unpaid dividends, if any, to the redemption date.

The Preferred Stock is also exchangeable, in whole but not in part, at the option of the Company on any dividend payment date, beginning on December 15, 1999, for the Company's 9% Convertible Subordinated Debentures due December 15, 2004 (the "Debentures") at the rate of $25.00 principal amount of Debentures per share. The Debentures contain conversion and optional redemption provisions similar to those of the Preferred Stock. See "Description of Preferred Stock" and "Description of Debentures." The Preferred Stock is, and the Debentures are expected to be, eligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market.

The Shares may be sold from time to time by the Selling Stockholders directly, or through agents designated from time to time through dealers or underwriters also to be designated, on terms to be determined at the time of sale. To the extent required, the specific Shares to be sold, the names of the Selling Stockholders, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus supplement (or, if required, a post-effective amendment to the Registration Statement (as defined herein) of which this Prospectus forms a part). The distribution of the Shares may be effected in one or more transactions that may take place on Nasdaq or the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, commissions or discounts may be paid by the Selling Stockholders in connection with such sales.

The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Act.

The Company will not receive any of the proceeds from the sale of the Shares offered hereby. Expenses of this Offering, estimated at $50,000, are payable by the Company. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate underwriting fees, discounts and commissions, if any. See "Plan of Distribution."

The Shares offered hereby involve a high degree of risk. Prospective investors should carefully read the factors set forth under "Risk Factors" on page ____.
                                       -------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is November ____, 1997
                  --------------------------------------------------

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such periodic reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at the principal offices of the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy statements and other information regarding issuers, such as the Company, that file electronically with the Commission. The address of such site is http://www.sec.gov.

         The Common Stock is quoted on Nasdaq and listed on the Pacific Exchange. Periodic reports, proxy statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 "K" Street, N.W., Washington, D.C. 20006 and at the offices of the Pacific Exchange at 301 Pine Street, San Francisco, California 94104.

         The Company has filed with the Commission a registration statement on Form S-3 (herein together with all amendments thereto, if any, called the "Registration Statement") under the Act, with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and are qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission are hereby incorporated by reference into this Prospectus:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

         3. The Company's Proxy Statement for annual meeting of stockholders held on May 22, 1997.

         4. The Company's Registration Statements on Form 8-A, dated November 13, 1997 with respect to the Preferred Stock and dated July 12, 1993 with respect to the Common Stock.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits). Requests for such copies should be directed to: Reno Air, Inc., 220 Edison Way, Reno, Nevada 89502, Attention: Corporate Secretary, telephone (702) 686-3835.

         Unless the context indicates otherwise, all references herein to the "Company" refer to Reno Air, Inc.

        The Company's principal executive offices are located at 220 Edison Way, Reno, Nevada 89502, telephone (702) 686-3835.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and consolidated financial statements including the notes thereto contained or incorporated by reference in this Prospectus. Prospective investors in the Preferred Stock should consider carefully the factors discussed in detail elsewhere in this Prospectus under the caption "Risk Factors." See "Glossary" on page __ for definitions of certain terms used in this Prospectus.

         This Prospectus, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference," contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally, such statements are indicated by words or phrases such as "anticipate," "expect," "intend," "management believes" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Certain of these risks are described under "Risk Factors" beginning on page __ of this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, intended or believed.

                                   THE COMPANY

         Reno Air, Inc. (the "Company") operates a full-service, low-cost, low-fare passenger airline providing all-jet scheduled service primarily in the western United States. The Company operates a modern fleet of 30 Stage III McDonnell Douglas MD-80 and MD-90 aircraft that have an average age of less than seven years. The Company offers approximately 208 daily flights primarily to and from its two hubs in Reno/Tahoe and Las Vegas and in high-frequency service between San Jose and Southern California. In addition to these cities, the Company serves Albuquerque, Anchorage, Chicago (O'Hare), Colorado Springs, Detroit, Fairbanks, Los Angeles, Oklahoma City, Orange County (California), Ontario (California), Portland, San Diego, San Francisco, Seattle, Tucson and Vancouver (British Columbia). The Company also operates revenue-guaranteed scheduled service from Gulfport/Biloxi (Mississippi) to Atlanta, Sanford/Orlando (Florida) and St. Petersburg/Tampa. The Company conducts charter operations and operates a tour program called QQuick Escapes, which offers vacation packages including airfare, lodging and other services, primarily to Reno/Tahoe, Las Vegas and Southern California. In addition to offering its own frequent flyer program (QQuick Miles(TM)), the Company participates in the American Airlines AAdvantage(R) frequent flyer program, offering passengers on most of the Company's routes the ability to earn and redeem AAdvantage(R) travel awards.

         The Company's principal executive offices are located at 220 Edison Way, Reno, Nevada, 89502. Its telephone number is (702) 686-3835.

                                  THE OFFERING


Securities Offered                         Up to 1,436,000 shares of Series A
                                           Cumulative  Convertible  Exchangeable
                                           Preferred  Stock,  par value $0.001
                                           per share,  of the Company and up to
                                           4,162,318  shares of the  Company's
                                           Common  Stock,  par value $0.01 per
                                           share, issuable upon conversion of
                                           the Preferred Stock plus an
                                           undeterminable number of shares of
                                           Common Stock as may become issuable
                                           upon conversion of the Preferred
                                           Stock as a result of adjustment to
                                           the Conversion Price.

Preferred Stock Outstanding                1,436,000 shares

Common Stock Outstanding                   10,542,075 shares (1)

Nasdaq Common Stock Symbol                 "RENO"

Pacific Exchange
  Common Stock Symbol                      "RNO"

Preferred Stock Listing                    The Company has applied to have the
                                           Preferred Stock listed on Nasdaq.

TERMS OF THE PREFERRED STOCK:

Dividends                                  Cumulative  preferential  dividends
                                           from the issue date of the Preferred
                                           Stock  accruing  at the rate of
                                           $0.5625 per quarter ($2.25 per annum)
                                           payable in arrears on March 15, June
                                           15,  September  15 and December 15,
                                           commencing December 15, 1997.
                                           Dividends will be payable in cash,
                                           except under certain   circumstances
                                           related  to  conversion  of  the
                                           Preferred  Stock,  in which case
                                           dividends may be issued in additional
                                           shares of Common Stock. See
                                           "Description of Preferred Stock--
                                           Dividends."

Liquidation Preference                     $25 per share, plus accrued and
                                           unpaid  dividends.  See "Description
                                           of Preferred Stock--Liquidation
                                           Rights."

Conversion Rights                          The  shares of  Preferred  Stock are
                                           convertible  at the  option of the
                                           holder  thereof,  unless  previously
                                           redeemed,  into  shares  of Common
                                           Stock,  at the  Conversion  Price,
                                           subject to adjustment  in  certain
                                           events. See "Description of Preferred
                                           Stock--Conversion Rights."

Special Conversion Rights                  The  Conversion Price will be reduced
                                           for a limited period in the event a
                                           Corporate  Change or an  Ownership
                                           Change  occurs at a time when the
                                           current  market  price of the Common
                                           Stock is less than the  Conversion
                                           Price then in effect.  Upon such an
                                           occurrence,  the  Conversion  Price
                                           will be  reduced for a  period of 45
                                           days to the  market  price of the
                                           Common Stock immediately prior to
                                           such occurrence, but to not less than
                                           $5.04 (66 2/3% of the last reported
                                           sales price of the Common Stock on
                                           the day preceding the date of this
                                           Prospectus).  The special conversion
                                           right  is  subject  to  important
                                           limitations  and  qualifications  as
                                           described at "Description of
                                           Preferred  Stock--Special Conversion
                                           Rights Upon Corporate Change or
                                           Ownership Change."

Redemption                                 The Preferred  Stock is  redeemable,
                                           in whole or in part, at the option
                                           of the Company on or after December
                                           20, 2000 at the  redemption  prices
                                           set forth herein together with
                                           accrued interest.  See "Description
                                           of Preferred Stock--Company's Right
                                           of Redemption."

--------------------------

         (1) Based on the number of shares outstanding at September 30, 1997. Does not include (i) 5,264,731 shares issuable upon exercise of outstanding options (including unvested options), warrants and convertible notes or (ii) the shares of Common Stock issuable upon conversion of the Preferred Stock.

Voting Rights                              The holders of  Preferred  Stock
                                           ("Holders"),  as a class, may vote on
                                           certain  matters  adversely affecting
                                           the Preferred  Stock,  including,
                                           without  limitation,  the creation
                                           and/or issuance of any capital stock
                                           ranking senior to the Preferred
                                           Stock. See "Description  of Preferred
                                           Stock--Voting Rights."

Special Voting Rights                      In the event that the Company  misses
                                           payments  on  six  successive
                                           quarterly  dividends  payable on the
                                           Preferred  Stock, or if any holders
                                           of any future class of pari passu
                                           preferred stock are entitled to elect
                                           directors  based on unpaid dividends,
                                           the number of  directors  of the
                                           Company shall be increased  to enable
                                           the Holders  of such  preferred
                                           stock,  voting  as a  single  class,
                                           to elect two  directors  of  the
                                           Company.  Such  right will be subject
                                           to  certain  limitations.  See
                                           "Description of  Preferred Stock--
                                           Voting Rights."

Priority                                   The  Preferred  Stock  ranks  senior
                                           to the  Common  Stock  in right of
                                           payment of dividends and upon
                                           liquidation. The Preferred Stock
                                           ranks pari passu in right of payment
                                           of dividends  and upon  liquidation
                                           with any preferred stock  hereafter
                                           issued unless such preferred stock
                                           ranks junior to the Preferred  Stock.
                                           See  "Description   of  Preferred
                                           Stock--Ranking."

Exchange Provisions                        The Preferred  Stock is exchangeable,
                                           in whole but not in part, at the
                                           option  of the  Company  on  any
                                           dividend  payment date  beginning on
                                           December 15, 1999, for the Company's
                                           9%  Convertible  Subordinated
                                           Debentures due December 15, 2004 at
                                           the rate of $25.00  principal amount
                                           of  Debentures  for each share of
                                           Preferred  Stock,  provided  that all
                                           accrued and unpaid dividends, if any,
                                           on the Preferred Stock have been
                                           paid.

Debentures                                 The Debentures will mature on
                                           December 15, 2004, and will bear
                                           interest at a rate of 9% per  annum,
                                           payable semiannually on each June 15
                                           and December 15. The Debentures will
                                           be redeemable  for cash at the option
                                           of the Company,  at any time after
                                           December  20,  2000,  in whole or in
                                           part,  initially at 104.5% of par and
                                           declining  to par on and after
                                           December 15, 2003, in each case plus
                                           accrued and unpaid  interest, if any,
                                           to the date fixed for redemption. The
                                           Debentures  are redeemable at the
                                           option of the holder for a limited
                                           period  upon  certain  events
                                           involving  a Corporate  Change or an
                                           Ownership  Change at a  redemption
                                           price,  payable at the option of the
                                           Company in cash or Marketable Stock
                                           (as defined herein),  equal to par
                                           plus accrued and unpaid interest, if
                                           any, to the date fixed for
                                           redemption.  The Debentures are not
                                           entitled to the  benefit  of any
                                           mandatory  sinking fund payments. The
                                           unpaid principal  amount of the
                                           Debentures will be  convertible, at
                                           the option of the holder at any time
                                           prior to redemption or maturity, into
                                           shares of  Common  Stock at the same
                                           Conversion  Price  that  would  have
                                           been applicable  to the  Preferred
                                           Stock if the  Preferred  Stock  were
                                           then outstanding.   The   Debentures
                                           will be  subordinated  to  Senior
                                           Indebtedness,  as defined in the
                                           indenture governing the Debentures
                                           (the "Indenture"). The Indenture will
                                           not limit the  amount of  additional
                                           indebtedness,  including  Senior
                                           Indebtedness (as defined),  which the
                                           Company can create,  incur, assume or
                                           guarantee,  nor will the Indenture
                                           limit the amount of indebtedness
                                           which any  subsidiary  of the Company
                                           may  incur.  As  a  result  of  the
                                           subordination   provisions  in  the
                                           Indenture, in the event of
                                           insolvency, holders of the Debentures
                                           may recover less ratably than holders
                                           of Senior  Indebtedness  and  general
                                           creditors of the Company.

Use of Proceeds                            The  Company  will  not  receive any
                                           of the  proceeds  from the sale of
                                           shares of Preferred Stock by the
                                           Selling Stockholders.


                                  RISK FACTORS

         An investment in the Preferred Stock offered hereby involves a high degree of risk. For a discussion of certain risks relating to such an investment, see "Risk Factors" on page __.

                                  RISK FACTORS

         In addition to the other information included in, or incorporated by reference into, this Prospectus, prospective investors should carefully consider the following risks before making an investment in the Preferred Stock.

Risks Related to the Company

Competition and Competitive Reaction

         The airline industry is highly competitive and slight changes in fare levels or load factors can have a substantial financial impact on the Company. Generally, approximately one-half of the Company's tickets are sold within the two weeks preceding the date of travel. Accordingly, any changes in the Company's competitive environment (for instance, changes in fares or service offered by its competitors) can have an immediate and significant financial impact on the Company. In addition, the airline industry is highly sensitive to general economic conditions. Any reduction in airline passenger traffic (whether general or specific to the Company) may materially and adversely affect the Company. A shortfall from expected revenue levels could have a material adverse effect on the Company's growth or viability.

         Airlines compete primarily with respect to fare levels, schedule convenience, frequency of service and number of markets served. The Company competes on many of its routes with Southwest Airlines, Inc. ("Southwest") and, to a lesser extent, with United Air Lines, Inc. ("United"), Alaska Airlines, Inc. ("Alaska"), America West Airlines, Inc. ("America West") and Northwest Airlines, Inc. ("Northwest"), each of which is larger and has greater name recognition and substantially greater resources than the Company. The Company may at any time also face competition from other existing airlines which may begin service to any of the Company's markets or from potential new low-cost airlines. The Company's results are highly sensitive to changes in fare levels. Fare levels can change rapidly, and are subject to action by the Company's competitors. As a result, the Company cannot predict future fare levels or the effect changes in such fare levels will have on the Company's performance.

Limited Size and Markets

         The Company commenced commercial flight operations on July 1, 1992 and is substantially smaller than many of its competitors, with significantly less financial and operating resources. Any interruption of service as a result of maintenance requirements or other unavailability of aircraft could materially and adversely affect the Company's service, reputation and profitability. The Company's ability to compete with larger carriers may be materially and adversely affected because it is smaller and has less resources than many of its competitors.

         As of October 1, 1997, the Company operated 30 aircraft and served 24 cities with scheduled service. The Company's results are largely dependent on traffic levels at its hubs in Reno/Tahoe and Las Vegas, Nevada, its routes between San Jose (in the San Francisco Bay area) and Southern California and its focus markets in Los Angeles and Seattle. Traffic levels in San Jose are dependent in substantial part on the state of the California economy. Traffic levels at Reno/Tahoe and Las Vegas are based largely on tourist and recreational travel and could be materially and adversely affected, for instance, by declines in traffic to these cities as gaming destinations or to Reno/Tahoe as a ski resort. Many factors can impact such levels of traffic, including competition from other gaming destinations and ski resorts or unfavorable weather conditions.

Seasonality

         The Company's operating results and its profitability are sensitive to and substantially affected by seasonal variations in traffic. The Company generally realizes its highest levels of traffic and revenue in the third quarter and the lowest levels of traffic and revenue in the fourth quarter.

Limited Liquidity

         Compared to many of its competitors, the Company has limited liquidity. Such limited liquidity may make the Company more vulnerable to prolonged fare wars or downturns in its financial results and may limit the Company's ability to take advantage of opportunities that may arise, such as entering new markets, expanding operations or acquiring equipment.

Leverage

         The Company is significantly leveraged. The Company's ability to meet its obligations is largely dependent upon its future performance, which is subject to financial, industry and other factors. Many of these factors, such as economic conditions, competitive actions by other airlines and other factors relating to the airline industry generally, are beyond the Company's control. The Company's leverage could make it more vulnerable to changes in general economic conditions and may impair the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes.

Limitations on Airport Access

         The availability of terminal gates and other facilities is limited at many airports served by the Company. The Company from time to time has experienced difficulty obtaining suitable gate space at certain congested airports. At Chicago (O'Hare) and Orange County (California), landing rights are strictly controlled. Some of the slots operated by the Company at Orange County, are available to the Company pursuant to an agreement among the Company, the John Wayne International Airport and American and may be recalled by American on short notice, and some of the other slots operated by the Company at Orange County are subject to annual reallocation. The Company operates daily flights to O'Hare from Reno using special purpose slots available to new entrant carriers and awarded to it by the United States Department of Transportation ("DOT"). The Company's slots at O'Hare may be used only for service to Reno and will expire upon issuance of final rules regarding special slot allocations unless renewed by the DOT. The DOT has not yet proposed final rules. A loss of slots at Orange County or O'Hare would have a material adverse impact on the Company.

Ability to Manage Growth

         Since the Company commenced commercial flight operations in July 1992, the Company has experienced rapid growth in its operations. Management intends to continue to expand the Company's fleet and add new destinations and flights to its schedule, although at a moderate rate of growth. Further expansion will require additional skilled personnel, equipment and facilities. Any inability to hire necessary skilled personnel or to secure the required equipment and facilities may adversely affect the Company's ability to achieve its growth plans. An inability to manage growth effectively also could have a material adverse effect on the Company and on its ability to execute its expansion plans.

Possible Future Increases in Aircraft Costs

         Approximately half of the Company's aircraft are leased pursuant to agreements with remaining terms (as of September 30, 1997) of less than five years. Accordingly, in order to maintain its current size, the Company will need to renew certain of its leases, or lease or purchase additional aircraft. There can be no assurance that lease renewals or additional aircraft will be available on terms that allow the Company to maintain its size or expand at current aircraft cost levels. Any significant increases in costs of renewed leases, or unavailability of lease renewals or alternate aircraft, could materially and adversely affect the Company.

Agreements with American Airlines and Others

         The Company has agreements with American including participation in the AAdvantage(R) frequent flyer program, use of landing rights at Orange County, ground handling and rental of terminal space in San Jose. These agreements are subject to termination, in some cases on short notice. The AAdvantage(R) agreement, which originally had an expiration date of December 31, 1997, has been extended through June 30, 1998, while the Company and American negotiate the terms of a longer extension. Such negotiations are continuing. Absent a longer term extension, the AAdvantage(R) agreement may be terminated by either American or the Company on June 30, 1998. The failure to renew, termination of or material changes in the terms of the AAdvantage(R) agreement could have a material adverse effect on the Company.

         The Company also has entered into agreements with American (as well as others) to provide certain facilities and services required for its operations, including reservations, data processing, aircraft maintenance, ground facilities and aircraft ground handling. Any termination or significant interruption in such services could have a material adverse effect on the Company. The Company's reliance upon others to provide essential services also may result in a more limited ability to control the cost or quality of such services.

Reliance on Travel Agencies

         A significant portion of the Company's tickets are sold by travel agencies. Generally, travel agencies can recommend one or more airlines when booking a customer's flight. Accordingly, any effort by travel agencies to favor another airline or to disfavor the Company could have a significant adverse effect on the Company. The Company's relations with travel agencies could be affected, for instance, by override commissions offered by other airlines, by an increase in the Company's arrangements with other distributors of its tickets (such as tour wholesalers) or by the introduction of alternative methods of selling tickets. On October 6, 1997, the Company reduced the normal commission it pays travel agencies from 10% to 8% matching similar reductions implemented by most major airlines in September 1997. There can be no assurance that travel agencies will not disfavor the Company or favor airlines other than the Company in the future.

Employee Relations

         Management believes it operates with lower personnel costs than many established airlines, principally due to a relatively junior work force and greater flexibility in the utilization of personnel. There can be no assurance that these advantages will continue to exist. Management anticipates that the Company's personnel costs will increase as the Company's work force gains seniority and the Company's salary structure matures in response to profitability. On April 23, 1997, the Company's flight attendants elected the International Brotherhood of Teamsters ("IBT") as their collective bargaining representative and, on September 22, 1997, the Company's pilots elected the Air Line Pilots Association ("ALPA") as their collective bargaining representative. As of November 15, 1997, the Company is negotiating a contract with the IBT, and management anticipates negotiating a contract with ALPA; management cannot predict when contracts might be entered into or the extent to which such contracts would contain terms different from the Company's current work and pay rules. Any changes may result in increased costs and reduced flexibility for the Company. Labor unions have from time to time inquired of the Company's other employee groups as to their interest in joining a union. Unionization of the Company's employees restricts the Company's flexibility in dealing with such employees, which could result in a material increase in its labor costs.

         The Company has historically experienced significant attrition in its personnel, many of whom require specialized training. Any increase in the rate of attrition would increase the Company's costs. In addition, as the size of the Company's workforce increases, the cost of attrition may become relatively greater as it may become more difficult for the Company to attract and train sufficient numbers of qualified personnel.

Reliance on Third Party Suppliers

         The Company operates two aircraft types, the MD-80 series and the MD-90 series, each of which has a single engine type. Pratt & Whitney JT8D engines are used on the MD80 aircraft and International Aero Engines V2500 engines are used on the MD-90 aircraft. The manufacture and overhaul of aircraft, aircraft engines and component parts is tightly regulated by the Federal Aviation Administration ("FAA"). Accordingly, the Company's operational performance is subject to the continued performance of third parties manufacturing and overhauling the Company's flight equipment. Any disruption in the availability of parts or overhaul services (such as the disruption in obtaining engine parts and overhauls realized in the second quarter of 1997) can adversely impact the Company's operations and results.

Anti-Takeover Provisions

         Certain provisions of Nevada law and of the Company's Articles of Incorporation and Bylaws could have the effect of making more difficult or discouraging an acquisition of the Company or a change in control of the Company. These provisions, among other things, authorize the issuance of up to 10,000,000 shares of preferred stock (including the Preferred Stock offered hereby) with such rights and preferences as may be determined from time to time by the Board of Directors without stockholder approval, eliminate the ability of the stockholders to call a special meeting or act by written consent and require advance notice of proposals (including nominations to the Board of Directors) to be acted upon at meetings of stockholders. The issuance of additional series of preferred stock could adversely affect the rights of the holders of Preferred Stock. As of November 15, 1997, the Company does not have commitments to issue any shares of its preferred stock other than the Preferred Stock; however, there can be no assurance that the Company will not do so.

     The Preferred Stock contains special conversion rights which will be triggered in the event of a Corporate Change or an Ownership Change. See "Description of Preferred Stock--Special Conversion Rights Upon Corporate Change or Ownership Change."

Risks Related to the Airline Industry

Fixed Costs

         In the airline  industry,  revenues  generally are  substantially  more volatile than costs. The costs of operating each flight do not vary significantly with the number of passengers carried and, therefore, a relatively small change in the number of passengers or in fare pricing or traffic mix can, in the aggregate, have a significant effect on financial results. A shortfall from expected revenue levels could have a material adverse effect on the Company.

Increase in Excise Taxes on Short Haul Flights

         Historically, airlines have remitted to the United States government an excise tax on airline ticket sales (currently 10% of a ticket's fare). In October 1996, the United States Congress ("Congress") established a National Civil Aviation Review Commission in part to review financing of the FAA, including the possibility of establishing a "cost-based" user fee system. In July 1997, Congress adopted changes to the federal excise ticket tax. The new legislation reduces the excise tax to 9%, and eventually to 7.5%, but imposes an additional surcharge of $1.00, which eventually increases to $3.00, for each trip segment flown. This initial structure is effective on October 1, 1997, with the full changes being phased in through the year 2002. This new structure will increase the excise taxes on low-fare short-haul transportation. The impact to the Company will depend on the extent to which the tax increase is passed on to passengers and the extent to which any such increase in the cost of travel decreases the demand for air travel. As of November 15, 1997, management believes there will be an impact to the Company, but cannot predict whether such impact will be material.

Fuel Prices

     Aircraft fuel constituted approximately 19% of the Company's operating expenses in 1996. The Company's average cost of fuel (including taxes and fuel servicing fees) increased from $0.69 per gallon in 1995 to $0.79 per gallon in 1996 and averaged $0.75 in the first nine months of 1997. Both the cost and availability of fuel are subject to many factors and events occurring throughout the world and, therefore, fuel prices can fluctuate significantly. A fuel supply shortage resulting from a disruption of oil imports or other reasons could result in higher fuel prices or curtailment of scheduled service. The future cost and availability of fuel to the Company cannot be predicted. Substantial price increases or the unavailability of adequate supplies could have a material adverse effect on the Company. Based on levels of fuel consumption during the first six months of 1997, each one cent increase in the price of a gallon of fuel (by taxes or otherwise) adds approximately $1 million to the Company's annual operating costs.
Consolidation of Aircraft Manufacturing Industry

         The McDonnell Douglas Corporation merged with The Boeing Company in August 1997. As a result, there may in the future be less competition by manufacturers of aircraft to place their aircraft with airline owners or lessees. This consolidation of the airline manufacturing industry may lead to shortages in the supply of aircraft and/or higher aircraft prices. The price or availability of spare parts and services for the Company's aircraft also may be adversely affected.

Cyclical Nature of Airline Industry

         The airline industry is highly sensitive to general economic conditions. Because a substantial portion of airline travel (both business and leisure) is discretionary, the industry tends to experience adverse financial results during general economic downturns. Any general reduction in airline passenger traffic may materially and adversely affect the Company, particularly since current industry traffic levels are based in part on price stimulation of discretionary air travel.

Foreign Ownership

         Pursuant to law and DOT regulation, the Company must be effectively controlled by United States citizens. In this regard, the Company's President and at least two-thirds of the Company's Board of Directors must be United States citizens and not more than 25% of the Company's voting stock can be owned by foreign nationals (although subject to DOT approval the percent of foreign economic ownership may be as high as 49%). Effective in early September 1997, the Common Stock was listed on both the Berlin and Frankfurt Stock Exchanges. The Company's amended By-laws contain a provision designed to ensure that the amount of voting stock beneficially owned by foreign nationals will not exceed 25% of the total outstanding stock of the Company. Under such By-law provision,
(i) transfers of shares of the Company to foreign nationals may not be made if the transfer would result in the ownership of stock by foreign nationals exceeding 25% of the total outstanding stock of the Company and (ii) if the stock of the Company is in fact transferred to a foreign national in such circumstances, the holder of such stock shall not be entitled to vote or to have any other rights except the right to transfer the stock to a citizen of the United States. Although the Company has adopted procedures to ensure that not more than 25% of the Company's voting stock will be owned by foreign nationals and will make every effort to ensure that it will not forfeit any of its operating rights by virtue of foreign ownership, there can be no assurance that foreign ownership will not exceed such 25% threshold.

Government Regulation

         The Company has a Certificate of Public Convenience and Necessity from the DOT (a "DOT Certificate") and an operating certificate from the FAA. Retention of each such certificate is subject to continued compliance with applicable statutes, rules and regulations pertaining to the airline industry, including any new rules and regulations that may be adopted by any governmental authority in the future. Additionally, the Company is subject to federal, state and local laws and regulations relating to protection of the environment, radio communications, labor relations, equal employment opportunities and other matters.

         In the last several years, the FAA has issued a number of maintenance directives and other regulations relating to, among other things, collision avoidance systems, airborne windshear avoidance systems, noise abatement and increased inspection requirements. The costs of compliance with applicable statutes, rules and regulations may increase over time and no assurance can be given with respect to such costs or the effect of compliance on the Company's profitability. In addition, management believes that smaller and newer airlines are subject to proportionately greater scrutiny by FAA officials, making them susceptible to regulatory demands that can negatively affect their operations. Any prolonged inspection activity by the FAA, whether arising from concerns general to the industry or specific to the Company, could have a material adverse impact on the Company.

         On June 18, 1996, the FAA announced a set of changes in its inspection policies, including requirements for airlines to demonstrate the regulatory compliance of each of their major contract maintenance and training programs and to conduct an audit of, and receive FAA approval of, any new contractors performing substantial maintenance or training. As is the case with other airlines, the Company is required to obtain FAA approval of any new contract maintenance organizations or contract training organizations engaged by it. There can be no assurance that Congress or the FAA will not pass legislation or establish additional rules and regulations that impose further constraints and obligations on flight operations, maintenance, training or other operations. Such additional legislation or regulations may cause an increase in operating costs or otherwise adversely affect the Company.

Risks Related to this Offering

Absence of Public Market

         There is no existing trading market for the Preferred Stock or the Debentures, and there can be no assurance regarding the future development of an active trading market for the Preferred Stock or a market for the Debentures, the ability of holders of Preferred Stock or Debentures to sell such security or the price at which such security may be sold. If such a market were to develop, the Preferred Stock or Debentures could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Preferred Stock is, and management expects that the Debentures, if issued, would be, eligible for trading in the PORTAL Market. The Company has applied to have the Preferred Stock listed on Nasdaq.

Unsecured Indebtedness

         The Debentures, if issued, will be unsecured obligations of the Company, and will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company. See "Description of Debentures--Subordination." In the event of a bankruptcy, reorganization or liquidation of the Company, or in the event of a required redemption of the Debentures, there may not be sufficient assets to satisfy the claims of the holders of the Debentures.

Fluctuations of Stock Prices

         The market prices of the Preferred Stock and Common Stock may be subject to significant fluctuations in response to variations in operating results and other factors. Government regulations, future announcements concerning the Company or its competitors, general economic and business conditions, the level of interest rates, the Company's operating results and similar matters may have a significant impact on the market prices of the Preferred Stock and Common Stock. In addition, the volatility of the Preferred Stock and Common Stock may be larger or greater by virtue of the Company being in the airline industry.

Tax Consequences of Exchange for Debentures

         An exchange of the Preferred Stock for the Debentures generally will be a taxable event for federal income tax purposes, which may result in a tax liability to the Holders, without any corresponding receipt of cash by the Holders. See "Certain Federal Income Tax Considerations--Redemption, Sale and Exchange of Preferred Stock."

Subordination of Debentures to Senior Indebtedness

         The payment of the principal of, premium, if any, and interest on the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness, no payment with respect to the principal of, premium, if any, or interest on the Debentures may be made by the Company unless and until such default has been cured or waived or shall have ceased to exist. Upon any payment or distribution of assets to creditors upon any dissolution, winding up, liquidation or reorganization, the holders of all Senior Indebtedness will be first entitled to receive payment in full of all amounts due or to become due thereon before the holders of Debentures will be entitled to receive any payment in respect of the principal, premium, if any, or interest on the Debentures. Because of these subordination provisions, in the event of an insolvency of the Company, holders of Debentures may recover less, ratably, than holders of Senior Indebtedness. The Company is also subject to contractual restrictions on the payment of principal, premium, if any, and interest on indebtedness.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares offered hereby. This Offering is intended to satisfy certain of the Company's obligations under a Registration Rights Agreement.

                                 DIVIDEND POLICY

         The Company has never paid cash dividends on the Common Stock and does not anticipate the payment of cash dividends on the Common Stock in the foreseeable future. However, the shares of the Preferred Stock will accrue cumulative quarterly dividends at the rate of 9% per annum on the liquidation preference thereof (equivalent to $2.25 per annum per share of Preferred Stock). Other than payments of dividends on the Preferred Stock, the Company currently intends to retain all earnings to finance the further development of its business. The payment of any cash dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, the Company's financial condition, results of operations, business conditions, capital requirements, restrictions contained in agreements, restrictions under Nevada law, future prospects and other factors deemed relevant by the Company's Board of Directors. No dividends are permitted to be paid on the Common Stock unless the Company is then current in the payment of dividends on the Preferred Stock. In addition, certain of the Company's debt instruments contain limitations on the Company's ability to pay dividends including, without limitation, that the Company's consolidated net worth after such payment must exceed $8.1 million and such payment, together with certain other payments made by the Company, must be less than the sum of (i) 50% of the aggregate consolidated net income of the Company (or if a deficit, 100% of the deficit) since October 1, 1995, plus (ii) 100% of the aggregate net cash proceeds received from the issue or sale of certain equity interests of the Company or of certain debt securities that have been converted into such equity interests.


                              SELLING STOCKHOLDERS

     This Prospectus covers the sale of up to 1,436,000 shares of Preferred Stock and up to 4,162,318 shares of Common Stock issuable upon conversion of the Preferred Stock, plus an indeterminable number of shaes of Common Stock as may become issuable upon conversion of the Preferred Stock as a result of adjustments to the Conversion Price. All of the Shares offered by the Selling
Shareholders and may be sold in the open market, in privately negotiated transactions or otherwise by the holders thereof.

       The number of shares reflected in the table below has been provided by each Selling Shareholder. Under Rule 13d-3 promulgated under the Exchange Act, each Selling Shareholder is deemed to be the beneficial owner of a Share if that person has the right to acquire beneficial ownership of such Share within sixty days, including but not limited to any right to acquire through the exercise of any option, warrant or right or through the conversion of a Share.


                 Beneficial Ownership              Beneficial Ownership of
                 Prior to Offering                 Common Stock After Offering

              Preferred Stock   Common Stock
              ---------------   ------------
Stockholder   Number  Percent   Number Percent       Number     Percent
              ------  -------   ------ -------       ------     -------

[Information to be provided by amendment or supplement.]

Total:      1,436,000   100%


                          DESCRIPTION OF CAPITAL STOCK

General

         The following description of the capital stock of the Company is qualified in its entirety by and subject to the Nevada General Corporation Law and the Company's Articles of Incorporation and Bylaws. Copies of the Company's Articles of Incorporation and Bylaws have been filed or incorporated by reference as exhibits to the public filings of the Company.

     The authorized capital stock of the Company consists of 30 million shares of Common Stock, $0.01 par value, and ten million shares of Preferred Stock, $0.001 par value, with the Preferred Stock to be issued upon such terms and conditions as the Board of Directors of the Company shall determine, without any further action by the stockholders. As of September 30, 1997, 10,542,075 shares of Common Stock and, as of November 15, 1997, 1,436,000 shares of Preferred Stock were outstanding.

Preferred

         The Company is authorized to issue ten million shares of preferred stock, including the Preferred Stock offered hereby. The Board of Directors has the power to fix by resolution, without stockholder consent, any designation, power, preference, right, qualification, limitation or restriction with respect to such shares. Any such shares may be senior to the Common Stock with respect to any dividend or distribution or in the event of a liquidation or dissolution of the Company if so designated by the Board of Directors. The issuance of any preferred stock, including the Preferred Stock offered hereby, would adversely affect the rights of the holders of the Common Stock. See "Risk Factors."

Common Stock

         The holders of the Common Stock are entitled to receive dividends when and as directed by the Board of Directors, out of funds legally available therefor, subject to the rights of the holders of shares of preferred stock. The Company has not paid cash dividends on the Common Stock in the past and does not expect to pay any cash dividends on the Common Stock within the foreseeable future since earnings are expected to be reinvested in the Company.

         Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share. The Company's Bylaws provide for a Board of Directors consisting of not less than three nor more than eleven members. The Company's Board of Directors currently consists of eight members. The holders of Common Stock are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting in the election of directors can elect 100% of the directors if they choose to do so; and, in such event, the holders of the remaining shares voting for the election of directors will be unable to elect any person(s) to the Board of Directors. In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally, subject to any preferential liquidation rights of any shares of the Preferred Stock. No share of the Common Stock is liable to calls or assessment by the Company. There are no preemptive rights to acquire or subscribe for any Common Stock or other securities of the Company. See "Risk Factors" for a discussion of provisions in the Company's Articles of Incorporation and Bylaws that may discourage a change in control of the Company.

Common Stock Warrants

         As of October 1, 1997, the Company has outstanding warrants to purchase an aggregate of 86,000 shares of Common Stock at $8.63 per share, which are exercisable through November 29, 1997 and warrants to purchase an aggregate of 65,431 shares of Common Stock at $8.44 per share, which are exercisable through April 28, 1999 or in each case, such later dates as the Company may in its sole discretion determine. All of the warrants contain anti-dilution provisions regarding certain events, including but not limited to stock subdivisions, combinations and reclassifications. In addition, all of the warrants provide that upon a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets as an entirety to any other person, the holder of the warrants will be entitled to receive upon exercise of the warrant, the number of shares of stock or other securities of the Company or of the successor corporation resulting from such merger or consolidation.

Control Share Acquisitions

         Section 78.3791 of the Nevada Revised Statutes applies to any acquisition of outstanding voting securities of a Nevada corporation which has 200 stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an "Issuing Corporation"), with certain exceptions, resulting in ownership of one of the following categories of an Issuing Corporation's then outstanding voting securities: (i) 20% or more but less than 33%; (ii) 33% or more but less than 50%; or (iii) 50% or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an Issuing Corporation's Articles of Incorporation or Bylaws then in effect provide otherwise, (i) voting securities acquired are also redeemable in whole or in part by an Issuing Corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an Issuing Corporation or if the stockholders voted not to grant voting rights to the acquiring person's securities and (ii) if the acquiring person acquired securities with 50% or more of the voting power of an Issuing Corporation's outstanding securities and the security holders granted voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an Issuing Corporation, for fair value, all or any portion of his or her securities.

Transfer Agent and Registrar

         The transfer agent and registrar for the Common Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.

Limitation of Liability and Indemnification of Directors

         The right of the stockholders to sue any director for misconduct in conducting the affairs of the Company is limited by Article VII of the Company's Articles of Incorporation and Nevada statutory law to cases for damages resulting from breaches of fiduciary duties involving acts or omissions involving intentional misconduct, fraud, knowing violations of the law or the unlawful payment of dividends. Ordinary negligence is not a ground for such a suit. The statute does not limit the liability of directors or officers for monetary damages under federal securities laws.

         The Company also has the obligation, pursuant to Article VIII of the Company's Articles of Incorporation and Article VII of the Company's Bylaws, to indemnify any director or officer of the Company for all expenses incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed while acting in the course and scope of the person's duties, if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to criminal actions, had no reasonable cause to believe the person's conduct was unlawful, provided that such indemnification is made pursuant to then existing provisions of Nevada statutes at the time of any such indemnification.


                         DESCRIPTION OF PREFERRED STOCK

General

         The following is a summary of the terms of the Preferred Stock offered hereby. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and the Certificate of Designations of the Preferred Stock (the "Certificate of Designations"), copies of which are available from the Company upon request.

         The Board of Directors of the Company authorized the issuance of a series of preferred stock consisting of up to 1,600,000 shares of Preferred Stock, and authorized a committee of the Board of Directors to establish, among other things, the final terms of the Preferred Stock set forth in the Certificate of Designations. All of the outstanding shares of the Preferred Stock are duly and validly issued, fully paid and nonassessable. The holders of the Preferred Stock have no preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Preferred Stock are not subject to any sinking fund or other obligation of the Company to redeem or retire the Preferred Stock.

Ranking

         The Preferred Stock ranks senior to the Common Stock with respect to the payment of dividends and upon liquidation, dissolution or winding up of the Company. The Company may not, without the consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock and all other outstanding shares of preferred stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation, dissolution or winding up, voting together as a single class, create, authorize or issue, or reclassify any authorized stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to the Preferred Stock. The Company may, however, create additional classes of stock or issue series of preferred stock ranking on a parity with the Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution and winding up without the consent of any holder of Preferred Stock.

Dividends

         Holders of the Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, out of the funds of the Company legally available therefor, an annual cash dividend at the rate of 9%, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 1997. Dividends on the Preferred Stock are cumulative from the date of original issuance, and are payable to holders of record as they appear on the stock books of the Company on such record dates, which shall be not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors, provided that holders of shares of Preferred Stock called for redemption on a redemption date falling between a dividend payment record date and the dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive all accrued and unpaid dividends to the date fixed for redemption (unless such holders convert such shares in accordance with the Certificate of Designations). Dividends payable per share of Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any period shorter than a full quarterly dividend period are computed on the basis of a 360-day year of twelve 30-day months. The Preferred Stock are not entitled to any dividend, whether payable in cash, property or securities, in excess of the full cumulative dividends. No interest, or sum of money in lieu of interest, are payable in respect of any accrued and unpaid dividends.

         If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the Preferred Stock and upon any other preferred stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared upon shares of Preferred Stock and such other parity preferred stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Preferred Stock and such other parity preferred stock will bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock and such other parity preferred stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on all outstanding shares of the Preferred Stock have been paid, or declared and sums set aside for the payment thereof, dividends (other than dividends paid solely in Common Stock, other stock ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up, and rights to acquire the foregoing) may not be paid, or declared and set aside for payment, and other distributions may not be made upon the Common Stock or on any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

         Under the Nevada General Corporation Law, the Company may declare and pay dividends or make other distributions on its capital stock except if, after giving effect to such dividend or distribution payment, the Company would not be able to pay its debts as they become due in the usual course of business, or, the Company's total assets (determined by the Board of Directors) would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of such payment, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to the rights of the holders of the Preferred Stock. The Loan Agreement and the indenture governing the Senior Notes require the Company to be in compliance with certain financial tests and contain other covenants that would restrict the payment of dividends under certain conditions.

Liquidation Rights

         In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Preferred Stock are entitled to receive, out of assets of the Company available for distribution to stockholders, the liquidation preference of $25.00 per share plus an amount equal to all dividends (whether or not earned or declared), accrued and unpaid to the payment date, before any distribution of assets is made to holders of Common Stock or of any other class of stock of the Company ranking junior to the Preferred Stock as to liquidation rights. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock and any other preferred stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and of such other parity preferred stock are to share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of shares of Preferred Stock are not entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with another corporation, a sale or transfer of all or part of the Company's assets or a statutory share exchange is not considered a liquidation, dissolution or winding up of the Company for these purposes.

Conversion Rights

         Shares of the Preferred Stock are convertible at any time at the option of the holder thereof into a number of shares of Common Stock equal to the aggregate liquidation preference amount of the shares of Preferred Stock surrendered for conversion divided by the Conversion Price set forth on the cover page of this Offering Memorandum (subject to adjustment as described below), except that, if shares of Preferred Stock are called for redemption or exchange, the conversion right will terminate at the close of business on the date fixed for redemption or exchange. No fractional shares or securities representing fractional shares of Common Stock are to be issued upon conversion; in lieu of fractional shares of Common Stock, the Company will pay in cash the value of such fraction based upon the closing price of the Common Stock at the close of business on the first business day preceding the date of conversion.

         The initial conversion price per share of Common Stock is subject to adjustment (under formulae set forth in the Certificate of Designations) upon certain events, including: (i) the issuance of Common Stock as a dividend or other distribution on any class of capital stock of the Company (excluding Common Stock issued in payment of dividends on preferred stock in accordance with the terms of such preferred stock); (ii) a subdivision or combination of outstanding shares of Common Stock; (iii) the issuance or distribution of capital stock of the Company or the issuance or distribution of options, rights, warrants or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for capital stock of the Company at less than 85% of the then current market price of such capital stock on the date of issuance or distribution (provided that (A) the issuance of capital stock upon the exercise of such options, rights or warrants or the conversion or exchange of convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such option, right or warrant or convertible or exchangeable security was issued and (B) the issuance of a security as a dividend on the same security will not cause an adjustment in the Conversion Price under this clause (iii) if no such adjustment would have been required at the time such security was originally issued and the provisions of such security so issued as a dividend are the same as in such originally issued security);
(iv) the dividend or other distribution to holders of Common Stock, or of a class or series of capital stock convertible into or exchangeable or exercisable for Common Stock, generally of assets, property or rights of the Company (other than cash or de minimis promotional items); and (v) distributions of cash (other than in connection with the liquidation of the Company) to the holders of Common Stock, or of a class or series of capital stock convertible into or exchangeable or exercisable for Common Stock, generally to the extent the amount of such cash, combined with all such cash distributions made within the preceding 12 months with respect to which no adjustment has been made exceeds 10% of the Company's market capitalization (being the product of the current market price multiplied by the number of shares of Common Stock then outstanding) (the "Market Capitalization").

         Except as described in the preceding paragraph, no adjustment of the Conversion Price will be made for cash dividends. In addition, no adjustment in the Conversion Price is required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price, but any such adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company reserves the right, to the extent permitted by law, to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it, in its sole discretion, shall determine.

         Holders of shares of Preferred Stock at the close of business on a dividend payment record date are entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and on or prior to such dividend payment date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the close of business on the corresponding dividend payment date (except shares of Preferred Stock called for redemption or exchange on a redemption date or exchange date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of Preferred Stock presented for conversion on such dividend payment date;
provided, however, that no such payment need be made if, at the time of conversion, dividends payable on the shares of Preferred Stock outstanding are in arrears. The dividend payment with respect to shares called for redemption on a redemption date during the period between the close of business on a dividend payment record date and the close of business on the corresponding dividend payment date are payable on that dividend payment date to the holder of such shares at the close of business on the dividend payment record date notwithstanding the conversion of such shares after the close of business on such dividend payment record date and on or prior to the close of business on such dividend payment date, and the holder of such shares need not make a payment equal to the dividend payment amount upon surrender of such shares for conversion. A holder of shares of Preferred Stock on a dividend payment record date who converts such shares on or after the corresponding dividend payment date will receive the dividend payable by the Company on such shares of Preferred Stock on such date and need not include payment in the amount of such dividend upon surrender of such shares of Preferred Stock for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion. The Company will not issue fractional shares of Common Stock upon conversion of shares of Preferred Stock and, in lieu thereof, will pay a cash adjustment based upon the market value of the Common Stock (determined as set forth in the Certificate of Designations) on the last business day prior to the date of conversion.

         In case of any reclassification or change of outstanding shares of Common Stock (with certain exceptions) or the Company's consolidation with, or merger with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock (with certain exceptions) or any sale or transfer of all or substantially all the assets of the Company, the holder of any shares of Preferred Stock after such reclassification, change, consolidation, merger, sale or transfer will have the right to convert such shares only into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, conversion, exchange, cancellation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of such shares of Preferred Stock immediately prior to such reclassification, change, conversion, exchange, cancellation, merger, sale or transfer.

         The Company will endeavor to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Preferred Stock and will endeavor to have approved for listing on Nasdaq, or listed upon any national securities exchange upon which its Common Stock is listed, the shares of Common Stock deliverable upon conversion of the Preferred Stock.

Company's Right of Redemption

         Shares of the Preferred Stock are not redeemable prior to December 20, 2000. The shares of Preferred Stock are redeemable at the option of the Company, in whole or in part, at any time or from time to time, out of funds legally available therefor, on or after December 20, 2000, on not less than 30 nor more than 60 days' prior notice at the redemption prices set forth below during the period from December 20, 2000 through December 14, 2001 and the 12-month periods beginning on December 15 of the other years shown below, plus in each case an amount equal to accrued and unpaid dividends, if any, to (and including) the redemption date, whether or not earned or declared.


                                            Redemption Price
                                           (As a Percentage of
                  Year                    Liquidation Preference)
                  ----                    -----------------------
                  2000                              104.5%
                  2001                              103.0%
                  2002                              101.5%
                  2003 and thereafter               100.0%


         If fewer than all of the shares of Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Company in its sole discretion. There is no mandatory redemption or sinking fund obligation with respect to the Preferred Stock. In the event that the Company has failed to pay accrued and unpaid dividends on the Preferred Stock, it may not redeem any of the then outstanding shares of the Preferred Stock until all such accrued and unpaid dividends have been paid in full. On and after the date fixed for redemption, provided that the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption) has been duly paid or provided for, dividends shall cease to accrue on the Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of the Company shall cease, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares.

Exchange Provisions

         The Preferred Stock may be exchanged, in whole but not in part, at the option of the Company, for Debentures on any dividend payment date beginning on December 15, 1999 at the rate of $25.00 principal amount of Debentures for each share of Preferred Stock outstanding at the time of exchange; provided that all accrued and unpaid dividends on the Preferred Stock through the date of exchange have been paid or set aside for payment and certain other conditions have been met. See "Description of Debentures." The Debentures will be issuable in denominations of $1,000 and integral multiples thereof. If the exchange of Preferred Stock for Debentures results in an amount of Debentures that is not an integral multiple of $1,000, the amount in excess of the closest integral multiple of $1,000 will be paid in cash by the Company. The Company will mail written notice of its intention to exchange Preferred Stock for Debentures to each holder of record of the Preferred Stock not less than 30 nor more than 60 days prior to the date fixed for exchange.

         Upon the date fixed for exchange of Preferred Stock for Debentures (the "Exchange Date"), the rights of holders of Preferred Stock as stockholders of the Company shall cease (except the right to receive accrued and unpaid dividends to the Exchange Date) and their shares of Preferred Stock no longer will be deemed outstanding and will represent only the right to receive the Debentures and any accrued interest thereon. The exchange of Preferred Stock for Debentures will be a taxable transaction and, therefore, may result in tax liability for the holder exchanging such stock without any correlative cash payment to such holder. See "Certain Federal Income Tax Considerations--Redemption, Sale and Exchange of Preferred Stock."

         The Company will endeavor to comply with all federal and state securities laws regulating the offer and delivery of the Debentures upon exchange of the Preferred Stock and will endeavor to make eligible for trading in the PORTAL Market the Debentures deliverable upon exchange of the Preferred Stock.

Voting Rights

         The holders of the Preferred Stock have no voting rights, except as described below or as required by law. In exercising any such vote, each outstanding share of Preferred Stock will be entitled to one vote, excluding shares held by the Company or any entity controlled by the Company, which shares shall have no voting rights.

         Whenever dividends on the Preferred Stock or any outstanding shares of stock on a parity as to dividends with the Preferred Stock have not been paid in an aggregate amount equal to at least six quarterly dividends on such shares (whether or not consecutive), the number of directors of the Company will be increased by two, and the holders of the Preferred Stock (voting separately as a class with the holders of any parity dividend stock on which like voting rights have been conferred and are exercisable) will be entitled to elect such two additional directors to the Board of Directors at any meeting of stockholders of the Company at which directors are to be elected until all such dividends accrued and in default have been paid in full or set apart for payment in full. The term of office of all directors so elected will terminate immediately upon such payment or setting apart for payment.

         In addition, without the vote or consent of the holders of at least 66-2/3% of shares of the Preferred Stock then outstanding, the Company may not
(i) authorize, create, issue or increase the authorized number of shares of any class or classes or series of stock, or any security convertible into stock of such class or series, ranking prior to the Preferred Stock either as to dividends or upon liquidation, dissolution or winding up, (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Articles of Incorporation (including the Certificate of Designations) or Bylaws of the Company so as to affect adversely the relative rights, privileges or voting power of the Preferred Stock or the holders thereof or (iii) authorize any reclassification of the Preferred Stock. Except as provided above or as required by law, the holders of Preferred Stock have no voting rights with respect to the rights of holders of Common Stock.

Special Conversion Rights Upon Corporate Change or Ownership Change

         The Preferred Stock has a Special Right (as defined below) that becomes effective upon the occurrence of certain types of significant transactions affecting corporate control or ownership of the Company or the market for the Common Stock. The purpose of the Special Right is to provide, as applicable, partial loss protection to holders of Preferred Stock upon the occurrence of a Corporate Change or an Ownership Change (as respectively defined below) at a time when the Market Value (as defined below) of the Common Stock is less than the then prevailing Conversion Price. In such situations, the Special Right would, for a limited period, reduce the then prevailing Conversion Price to the Market Value of the Common Stock, except that the Conversion Price will not be reduced to less than a minimum Conversion Price of $5.04 per share of Common Stock (which is 66-2/3% of the closing price of the Common Stock as set forth on the cover page of this Offering Memorandum, and which is subject to adjustment as described below). Consequently, to the extent that the Market Value of the Common Stock is less than the minimum Conversion Price, a holder will not be fully protected from loss upon exercise of the Special Right.

         If a Corporate Change should occur with respect to the Company, each holder of Preferred Stock will have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Company that a Corporate Change has occurred, to convert all, but not less than all, of such holder's Preferred Stock into the kind and amount of cash, securities, property, or other assets receivable upon such Corporate Change by a holder of the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible immediately prior to the Corporate Change at an adjusted Conversion Price equal to the Special Conversion Price (as defined below). The Company or the successor corporation, as the case may be, at its option, in lieu of providing such consideration upon any such conversion, may provide the holder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such holder's Preferred Stock would have been convertible immediately prior to such Corporate Change at an adjusted Conversion Price equal to the Special Conversion Price, but only if the Company, in its notice to the holder that a Corporate Change has occurred, has notified such holder of the Company's election to provide such holder with cash in lieu of such consideration. Preferred Stock that becomes convertible pursuant to this special conversion right will, unless so converted, remain convertible into the kind and amount of cash, securities, property or other assets that the holders of the Preferred Stock would have owned immediately after the Corporate Change if the holders had converted the Preferred Stock immediately before the effective date of the Corporate Change at the Conversion Price on the day immediately before the effective date of the Corporate Change. In addition to providing notice that a Corporate Change has occurred as described above, the Company will also notify the registered holders of Preferred Stock of any pending Corporate Change as soon as practicable and in any event at least 30 days in advance of the effective date of any such Corporate Change in order to allow such holders an opportunity to exercise their other conversion rights prior to the effective date of such Corporate Change and before this special conversion right commences.

         If an Ownership Change should occur with respect to the Company, each holder of Preferred Stock will have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Company that an Ownership Change has occurred, to convert all, but not less than all, of such holder's Preferred Stock into Common Stock at an adjusted Conversion Price equal to the Special Conversion Price for which conversion is elected. The Company may, at its option, in lieu of providing Common Stock upon any such conversion, provide the holder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible immediately prior to such Ownership Change at an adjusted Conversion Price equal to the Special Conversion Price, but only if the Company, in its notice to the holder that an Ownership Change has occurred, has notified such holder of the Company's election to provide such holder with cash in lieu of such Common Stock. This special conversion right (together with the special right arising upon a Corporate Change described in the preceding paragraph, the "Special Right") arising upon an Ownership Change will only be applicable with respect to the first Ownership Change that occurs after the date of issuance of the Preferred Stock.

         If a Corporate Change or an Ownership Change occurs with respect to the Company, then, as soon as practicable and in any event within 30 days after the occurrence of such Corporate Change or Ownership Change, the Company will mail to each registered holder of Preferred Stock a notice setting forth the details regarding the Special Right of such holders to convert their Preferred Stock as a result of such Corporate Change or Ownership Change, as the case may be, including, if applicable, notice of the Company's or the successor corporation's election to provide such holder with cash in lieu of Common Stock or other consideration. A holder of Preferred Stock must exercise the Special Right within the 45-day period after the mailing of such notice by the Company or such Special Right will expire. Exercise of such Special Right to the extent permitted by law (including, if applicable, Rule 13d-3 under the Exchange Act) will be irrevocable and dividends on Preferred Stock tendered for conversion will cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a Special Right arising upon a Corporate Change or Ownership Change will be the 45th day after the mailing of the notice by the Company that a Corporate Change or an Ownership Change, as the case may be, has occurred.

         As used herein, "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after August 15, 1995, including, without limitation, all common stock and preferred stock.

         As used herein, "Consolidated Net Worth" means, with respect to any Person at any date of determination, shareholders' equity as set forth on the most recently available consolidated balance sheet of such Person and its consolidated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable, at the option of the holder, for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of such Person or any Subsidiary of such Person, each item to be determined in accordance with GAAP.

         As used herein, a "Continuing Director" means at any date a member of the Company's Board of Directors who (A) is a member of such board on the date of issuance of Preferred Stock or (B) was nominated or elected by at least 60% of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least 60% of the directors who were Continuing Directors at the time of such election. Under this definition, if the present Board of Directors were to approve a new director or directors and then resign, no Corporate Change would occur even though the present Board of Directors would thereafter cease to be in office.

         As used herein, a "Corporate Change" with respect to the Company will be deemed to have occurred at such time as there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sales or transfers of all or substantially all of the assets of the Company to another Person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of Common Stock).

         As used herein, "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity unless such redemption obligations can be satisfied with Capital Stock that is not Disqualified Stock.

         As used herein, "GAAP" means generally accepted accounting principles in the United States of America as in effect as of August 15, 1995 and as such principles may be amended from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         As used herein, "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons guaranteed by such Person, and (viii) to the extent not otherwise included in this definition, obligations under currency agreements, interest rate agreements and commodity agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         As used herein, "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, or any agreement to give any security interest).

         As used herein, "Market Value" of a share of the Common Stock, or a share of any other Marketable Stock, will be the average of the closing prices of the Common Stock or such other Marketable Stock for the five trading days ending on the last trading day preceding the date of the Corporate Change or Ownership Change, as the case may be.

         As used herein, the term "Marketable Stock" means Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Company as a result of a Corporate Change, that is (or will, upon distribution thereof, be) listed on the New York Stock Exchange or the American Stock Exchange, or approved for quotation on Nasdaq.

         As used herein, an "Ownership Change" with respect to the Company will be deemed to have occurred at such time as any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of the directors; provided, however, that an Ownership Change shall not be deemed to have occurred if (A) at least 80% of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions consists of shares of common stock traded on a national securities exchange or quoted on Nasdaq and, as a result of such transaction or transactions such Preferred Stock becomes convertible solely into such common stock and other consideration and (B) immediately after giving effect to such transaction or transactions on a pro forma basis, the Company (or any Person that becomes the successor to the Company) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or transactions. "Beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission ("Commission") under the Exchange Act, as in effect on the date of the indenture governing the Senior Notes.

         As used herein, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         As used herein, "Special Conversion Price" will mean the higher of the Market Value of the Common Stock or $5.04 per share (which amount will, each time the Conversion Price is adjusted, be adjusted so that the ratio of such amount to the Conversion Price, after giving effect to such adjustment, shall always be the same as the ratio of $5.04 to the initial Conversion Price without giving effect to any such adjustment).

         As used herein, "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         As used herein, "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         The Company will comply with all applicable tender offer rules under the Exchange Act, including but not limited to Rules 13e-4 and 14e-1, as then in effect, with respect to any offer by the Company to convert or repurchase its Preferred Stock upon the occurrence of a Corporate Change or Ownership Change.

         The Company will take all action necessary to provide, in the event of a pending Corporate Change, for sufficient cash, securities, property or other assets for the conversion of the Preferred Stock then outstanding on the basis set forth in the Certificate of Designations. The Special Right may render more difficult or tend to discourage attempts to acquire the Company. The Special Right may be triggered in the event of a recapitalization or a leveraged buyout or similar transaction and any such transaction may diminish the value of the Preferred Stock. The Special Right, however, may not be triggered by every Corporate Change or recapitalization. Accordingly, the Special Right may not afford holders of the Preferred Stock protection in the event of such a transaction involving the Company that may adversely affect such holders.

Transfer Agent, Registrar and Dividend Disbursing Agent

         The transfer agent, registrar and dividend disbursing agent for the Preferred Stock is Continental Stock Transfer & Trust Company, New York, New York.


                            DESCRIPTION OF DEBENTURES

         If  the  Company  elects  to  exchange  the  Preferred  Stock  for  the
Debentures, the Company will issue the Debentures under the Indenture to be entered into between the Company and a national banking association to be selected by the Company having net assets in excess of $50 million, as trustee (together with any successor trustee, the "Trustee"), at a rate of $25.00 principal amount of Debentures for each share of Preferred Stock so exchanged. The following description of certain provisions of the Indenture is intended as a summary only and is qualified in its entirety by reference to the Indenture and the Debentures, including the definitions in those documents of certain terms, a copy of which will be available for inspection at the office of the Company. Whenever particular articles, sections or defined terms of the Indenture or the Debentures are referred to, it is intended that those articles, sections or defined terms are to be incorporated by reference into this Offering Memorandum.

General

         The Debentures will be unsecured subordinated obligations of the Company and will mature on December 15, 2004. The Debentures will bear interest at the same annual rate as the annual rate shown on the front cover of this Offering Memorandum for the dividends payable on Preferred Stock, from the date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually on June 15 and December 15 each year to the person in whose name the Debenture (or any predecessor Debenture) is registered at the close of business on the preceding June 1 and December 1, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal of, premium, if any, and interest on the Debentures will be payable, and the transfer of Debentures will be registrable, at the principal corporate trust office of the Trustee. In addition, payment of interest may, at the option of the Company, be made by check mailed to the address of the person entitled thereto as it appears in the register of Holders of Debentures.

         The Debentures will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transaction.

         The Company will endeavor to have the Debentures approved for listing on the Portal Market. However, a substantial portion of the trading of the Debentures is expected to take place in the over-the-counter market. No assurance can be given to the liquidity of, or trading markets for, the Debentures.

         The Indenture does not contain any restrictions on the payment of dividends or the repurchase of securities of the Company or any financial covenants.

Conversion Rights

         The Debentures will be convertible into Common Stock at the option of the Holder at any time prior to redemption or maturity at the Conversion Price then in effect . The right to convert Debentures called for redemption will terminate at the close of business on the date fixed for redemption.

         The initial Conversion Price per share of Common Stock is subject to adjustment (under formulae set forth in the Indenture) upon the occurrence of certain events which are substantially identical to those contained in the Certificate of Designations, including: (i) the issuance of Common Stock as a dividend or other distribution on any class of capital stock of the Company (excluding Common Stock issued in payment of dividends on preferred stock in accordance with the terms of such preferred stock); (ii) a subdivision or combination of outstanding shares of Common Stock; (iii) the issuance or distribution of capital stock of the Company or the issuance or distribution of options, rights, warrants or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for capital stock of the Company at less than 85% of the then current market price of such capital stock (provided that (A) the issuance of capital stock upon the exercise of such options, rights or warrants or the conversion or exchange of convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such option, right or warrant or convertible or exchangeable security was issued and
(B) the issuance of a security as a dividend on the same security will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such security was originally issued and the provisions of such security so issued as a dividend are the same as in such originally issued security); (iv) the dividend or other distribution to holders of Common Stock, or of a class or series of capital stock convertible into or exchangeable or exercisable for Common Stock, generally of assets, property or rights of the Company (other than cash or de minimis promotional items); and (v) distributions of cash (other than in connection with the liquidation of the Company) to the holders of Common Stock, or of a class or series of capital stock convertible into or exchangeable or exercisable for Common Stock, generally to the extent the amount of such cash, combined with all such cash distributions made within the preceding 12 months with respect to which no adjustment has been made exceeds 10% of the Company's market capitalization (being the product of the then current market price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the record date for such distribution.

         Except as described in the preceding paragraph, no adjustment in the Conversion Price will be made for cash dividends. In addition, no adjustment in the Conversion Price will be required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price, but any such adjustment that would otherwise be required to be made shall be carried froward and taken into account in any subsequent adjustment. The Company reserves the right, to the extent permitted by law, to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it, in its sole discretion, shall determine.

         The registered Holders of Debentures at the close of business on an interest payment record date will be entitled to receive the interest payable on such Debentures on the corresponding interest payment date notwithstanding the conversion of the Debentures after the record date and on or prior to the interest payment date or, subject to certain provisions applicable to defaulted interest, the Company's default in payment of the interest due on the interest payment date. However, Debentures surrendered for conversion during the period between the close of business on any record date for the payment of interest and the close of business on the corresponding interest payment date (except Debentures called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest payable on that interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Debentures. The interest payment with respect to a Debenture called for redemption on a redemption date during the period between the close of business on an interest payment record date and the close of business on the corresponding interest payment date will be payable on that interest payment date to the registered Holder at the close of business on that interest payment record date notwithstanding the conversion of such Debenture after the close of business on such interest payment record date and on prior to the close of business on such interest payment date, and the Holder converting the Debenture need not make a payment equal to the interest payment amount upon surrender of the Debenture for conversion. Holders on an interest payment record date who convert Debentures on or after the corresponding interest payment date will receive the interest payable by the Company on that date and need not include payment of the amount of such interest upon surrender of those Debentures for conversion. Except as described above, no payment or adjustment is to be made on conversion for interest accrued on the Debentures or for dividends on the Common Stock issued on conversion.

         The Company will not issue fractional shares of Common Stock upon conversion of Debentures and, in lieu thereof, will pay a cash adjustment based upon the market value of the Common Stock (determined as set forth in the Indenture) on the last business day prior to the date of conversion.

         In the event of (i) any reclassification or change of outstanding Common Stock (other than a subdivision or combination of outstanding Common Stock or a change in par value, (ii) any consolidation or merger of the Company with another entity as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock or (iii) any sale, conveyance, transfer or other disposition of the collective assets of the Company and its subsidiaries, if any, as, or substantially as, an entirety to any other entity as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock, each Holder of Debentures will have the right thereafter to convert such Holder's Debentures into the kind and amount of shares of stock, other securities, cash or other property or assets which the Holder would have owned or have been entitled to receive immediately upon such reclassification, change, consolidation, merger, combination, sale, transfer, conveyance or disposition had such Debentures been converted into Common Stock immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or transfer.

Exchange

         Whenever the Company shall elect to exchange all of the shares of Preferred Stock for Debentures, it shall give the Trustee not less than 45 days' prior written notice of the date of such proposed exchange of Preferred Stock. On the date of such exchange, provided that (i) the Company shall then have issued and deposited with the Trustee the Debentures for the Preferred Stock to be exchanged, (ii) no arrearage shall exist in the payment of dividends on the Preferred Stock, (iii) after giving effect to the exchange, there shall be no default or Event of Default (as defined herein) under the Indenture and (iv) the Company's ability to effect the exchange and the effecting of the exchange will not violate the terms of the indenture governing the Senior Notes or any of the terms of documents governing the Company's other indebtedness, then the Trustee shall effect the exchange of the Preferred Stock for the Debentures. The Company shall mail notice of such exchange first class prepaid, not less than 30 and not more than 60-days prior to the date fixed for exchange for such Preferred Stock, to the record holders on the record date for such exchange.

Subordination

         The payment of the principal of, premium, if any, and interest on the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) in accordance with the terms thereof. In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness, no payment with respect to the principal of, premium, if any, or interest on the Debentures may be made by the Company unless and until such default has been cured or waived or shall have ceased to exist. Upon any payment or distribution of assets to creditors upon any dissolution, winding up, liquidation or reorganization, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Debentures.

         Because of these subordination provision, in the event of an insolvency of the Company, Holders of Debentures may recover less, ratably, than holders of Senior Indebtedness.

         "Senior Indebtedness" means the principal of, premium, if any, and interest on (a) the Senior Notes; (b) indebtedness of the Company for money borrowed or in respect of letters of credit issued for its own account, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed; (c) guarantees by the Company of indebtedness for money borrowed by, payment or performance obligations due from, or reimbursement obligations under letters of credit of any Person, whether outstanding on the date of execution of the Indenture or thereafter created, incurred, or assumed;
(d) purchase money indebtedness evidenced by notes, lease-purchase agreements, purchase contracts or agreements or similar instruments for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed; (e) obligations of the Company under any agreement to lease, or any lease of, any real or personal property which are required to be capitalized in accordance with generally accepted accounting principles, which by the terms thereof are expressly designated as Senior Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed; and (f) modifications, renewals, extensions and refundings of any such indebtedness , guarantees or obligations; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, guarantees or obligations, or such modifications, renewals, extensions or refundings thereof, or the obligations of the Company pursuant to such a guarantee, are either (i) not superior in right of payment to the Debentures or (ii) subordinate in the right of payment to all other indebtedness of the Company.

         At June 30, 1997, Senior Indebtedness aggregated approximately $59.5 million. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness. The Indenture does not prohibit or limit the incurrence of additional Senior Indebtedness.

Optional Redemption

         The Debentures will not be redeemable prior to December 20, 2000. The Debentures will be redeemable, at the option of the Company, in whole or in part, at any time or from time to time, on or after December 20, 2000, on not less that 30 or more than 60 days' prior notice at the redemption prices set forth below during the period from December 20, 2000 through December 14, 2001 and the 12-month periods beginning on December 15, of the other years shown below plus in each case an amount equal to accrued and unpaid interest, if any, to (and including) the redemption date:

                                      Redemption Price
                                     (As a Percentage of
              Year                    Principal Amount)
              ____                    _________________
              2000                          104.5%
              2001                          103.0%
              2002                          101.5%
              2003 and thereafter           100.0%

         Debentures in any denomination equal to or greater than $1,000 may be redeemed in whole or in part in multiples of $1,000. On or after the redemption date, interest will cease to accrue on the Debentures or portions thereof called for redemption.

         If less than all of the outstanding Debentures are to be redeemed, the Trustee will select the Debentures (or portions thereof) to be redeemed by lot or such other method as the Trustee shall deem fair and appropriate.

Redemption Right

         The Debentures have a redemption right that becomes effective upon the occurrence of certain types of significant transactions affecting ownership or control of the Company or the market for the Common Stock, which is similar to the special conversion right provided for in the Preferred Stock.

         Each Holder will have the option to require the Company to redeem all, but not less than all, of the Debentures owned by such Holder (the "Redemption Right") at a redemption price, payable in cash or Marketable Stock, at the option of the Company, equal in value to 100% of their principal amount plus accrued and unpaid interest, if any, to the date fixed for redemption upon the occurrence of a Corporate Change or an Ownership Change.

         In the event of a Corporate Change or an Ownership Change, each Holder shall have the Redemption Right for a period of 45 days after the mailing of a notice to the Holders by the Company that a Corporate Change or Ownership Change has occurred. A Holder must exercise such Redemption Right within the 45-day period after the mailing of such notice by the Company or such Redemption Right will expire upon the last day of such period (the "Redemption Date"). Exercise of such Redemption Right to the extent permitted by law (including, if applicable, Rule 13e-4 under the Exchange Act) will be irrevocable and interest on the Debentures tendered for redemption will cease to accrue from and after the Redemption Date. Each Holder's exercise of such Redemption Right shall be made by submitting to the Trustee not later than the close of business on the Redemption Date a completed Demand Form (as defined below) relating to the Debentures to be redeemed, together with the Debentures with respect to which the right is being exercised, duly endorsed for transfer to the Company.

         If a Corporate Change or an Ownership Change occurs with respect to the Company, then within 30 days after the occurrence of such change, the Company shall mail to each Holder and the Trustee a form of written demand to be used by the Holder to exercise its Redemption Right (a "Demand Form") and a notice which shall disclose the occurrence of the Corporate Change or Ownership Change and the right of the Holder to require the Company to redeem all, but not less than all, of such Holder's Debentures and shall state the Redemption Date, the redemption price, whether such redemption price shall be paid in cash or Marketable Stock, the name and address of the paying agent, the continuing conversion rights, if any, the conversion price then in effect, and that the Debentures to be redeemed must be surrendered to the paying agent to collect the redemption price.

         The Company shall notify the Holders of any pending Corporate Change or Ownership Change as soon as practicable and in any event within 30 days in advance of the effective date of any such change in order to allow such Holders an opportunity to exercise their conversion rights with respect to the Debentures prior to the effective date of such change and before their Redemption Right with respect to their Debentures commences.

         The Redemption Right arising upon an Ownership Change will only be applicable with respect to the first Ownership Change that occurs after the issuance of the Debentures.

         The Company will comply with all applicable tender offer rules under the Exchange Act, including, but not limited to, Rules 13e-4 and 14e-1, as then in effect, with respect to any offer by the Company to repurchase the Debentures upon a Corporate Change or an Ownership Change.

         Because the holders of Debentures may, under the Redemption Right, cause the Company to redeem their Debentures at par, plus accrued and unpaid interest, upon a Corporate Change or an Ownership Change, the Redemption Right may have anti-takeover effects. The Redemption Right could cause substantial dilution or additional expense to a person or group that attempts to acquire the Company, and may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent members of the Board of Directors.

Events of Default

         The following will be Events of Default under the Indenture: (a) failure to pay principal of or premium, if any, on the Debentures when due at maturity, upon redemption or otherwise, including failure by the Company to redeem the Debentures when required as described under "Redemption Right" (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (b) failure to pay any interest on any Debenture when due, continuing for 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (c) failure to perform any other covenant or agreement of the Company in the Debentures or the Indenture, continued for 60 days after written notice as provided in the Indenture; (d) failure to pay when due any amounts payable with respect to any indebtedness for borrowed money by the Company in excess of $10,000,000 and such default has resulted in the acceleration of such indebtedness, which acceleration is not rescinded or annulled within 30 days after notice of it; and (e) certain events of bankruptcy, insolvency or reorganization relating to the Company. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. The Holders of a majority in aggregate principal amount of the outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee (subject to certain exceptions).

         If an Event of Default (other than an Event of Default arising out of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Debentures may accelerate the maturity of all Debentures. The maturity of the Debentures automatically accelerates upon the occurrence of an Event of Default arising out of certain events of bankruptcy, insolvency or reorganization relating to the Company. After such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Debentures may, under certain circumstances rescind and annul the acceleration if all Events in Default, other than the nonpayment of amounts which became due by acceleration, have been cured or waived as provided in the Indenture. In the event of the acceleration of the maturity of any Debentures, the holders of all Senior Indebtedness will be first entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Debentures will be entitled to receive any payment upon the principal of, premium, if any, or interest on, the Debentures.

         No Holder of any Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy under the Indenture unless such Holder previously has given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Debentures have made written request of and offered reasonable indemnity to, the Trustee to institute proceedings as trustee, and the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Debentures a direction inconsistent with the request and has failed to institute such proceedings within 60 days. However, these limitations do not apply to a suit instituted by a Holder of a Debenture for the enforcement of payment of the principal of or premium, if any, or interest on such Debenture on or after the respective due date expressed in such Debenture or of the right to convert the Debenture in accordance with the Indenture.

         The Company will be required to furnish to the Trustee annually a statement of the performance by the Company of certain of its obligations under the Indenture and as to any default in the performance of the obligations.

         The Indenture provides that the Trustee will, within 90 days after the occurrence of default, mail to all Holders notice of all defaults known to it, but, except in the case of a default in the payment of the principal of or premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Holders.

         The Holders of a majority in aggregate principal amount of outstanding Debentures may on behalf of the Holders of all the Debentures waive certain past defaults, not including a default in payment of the principal of or premium, if any, or interest on any Debenture or a failure by the Company to convert any Debentures into Common Stock.

Modifications

         Supplemental indentures modifying or amending the Indenture may be made by the Company and the Trustee with the consent (and in certain circumstances without such consent) of the Holders of a majority in aggregate principal amount of the outstanding Debentures; provided, however, that no such modification or amendment may, without the consent of the Holders of all the Debentures then outstanding, (i) extend the fixed maturity of any Debenture, reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, impair the right of a Holder to institute suit for payment thereof, change the currency in which the Debentures are payable or impair the right to convert Debentures into Stock, securities or other property or assets (including cash) subject to the terms set forth in the Indenture, or change the subordination provisions in a way that adversely affects a Holder, without the consent of the Holder of such Debenture so affected; or (ii) reduce the percentage of Debentures, the consent of the Holders of which is required for any such modification.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain of the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Stock, the Debentures for which the Preferred Stock is exchangeable, and the Common Stock into which the Preferred Stock or Debentures are convertible by investors who hold the Preferred Stock, the Common Stock, and the Debentures as capital assets. This discussion does not purport to be a complete analysis of the purchase, ownership and disposition of the Preferred Stock, the Common Stock, and the Debentures and does not address all of the tax considerations that may be relevant to particular investors in light of their individual circumstances or to holders subject to special treatment under United States federal income tax laws, such as dealers in securities, insurance companies, foreign persons, tax-exempt organizations and financial institutions or to persons in special situations, such as those who hold the Preferred Stock, Common Stock and/or the Debentures as part of a hedging or conversion transaction or straddle. In addition, this discussion does not address the application or effect of any state, local, foreign or other tax laws. This discussion is based on the Code, Treasury regulations promulgated thereunder, and Internal Revenue Service ("IRS") rulings and judicial decisions, all of which are subject to change, possibly with retroactive effect. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED STOCK, THE COMMON STOCK AND THE DEBENTURES.

Dividends on the Preferred Stock or the Common Stock

         Dividends paid on the Preferred Stock or the Common Stock will be taxable as ordinary income to the extent of current and accumulated "earnings and profits" (as defined in the Code). Dividends paid to corporate holders of the Preferred Stock or the Common Stock out of such earnings and profits generally will qualify, subject to the limitations under Sections 246(c) and 246A of the Code, for the 70% dividends received deduction allowable to corporations (although the benefits of such deduction may be reduced or eliminated by the corporate alternative minimum tax). Under Section 246(c) of the Code, to be eligible for the dividends received deduction with respect to a dividend received on the Preferred Stock or Common Stock, a corporate holder must hold its shares of the Preferred Stock or the Common Stock for at least 46 days during the 90-day period that begins 45 days before the Preferred Stock or Common Stock becomes ex-dividend with respect to such dividend. The applicable holding period is increased to 91 days during the 180-day period that begins 90 days before the Preferred Stock becomes ex-dividend with respect to such dividend in the case of a dividend on the Preferred Stock attributable to a period or periods aggregating more than 366 days. In determining holding periods, the day of disposition is counted, but the day of acquisition is not. A taxpayer's holding period for these purposes is suspended during any period in which the taxpayer has an option to sell, is under a contractual obligation to sell, has made (and not closed) a short sale of, or has granted an option to buy, substantially identical stock or securities or holds one or more other positions with respect to substantially similar or related property that diminish the risk of loss from holding such stock. Under Section 246A of the Code, the dividends received deduction may be reduced or eliminated if a holder's shares of the Preferred Stock or the Common Stock are debt financed.

         Section 1059 of the Code requires a corporate stockholder to reduce its basis (but not below zero) in the Preferred Stock or Common Stock (as of the beginning of the applicable ex-dividend date) by the nontaxed portion (generally the portion eligible for the dividends received deduction described above) of any "extraordinary dividend" if the Preferred Stock or the Common Stock has not been held for more than two years before the date of announcement or agreement with respect to such dividend. In addition, a holder must recognize additional gain, if any, in an amount equal to nontaxed portions of any extraordinary dividends that would have reduced such holder's basis but for the limitation on reducing basis below zero. Such gain is treated as gain from the sale or exchange of Preferred Stock or Common Stock for the tax year in which the extraordinary dividend is received. An "extraordinary dividend" generally is a dividend that (a) equals or exceeds 5% in the case of Preferred Stock, or 10% in the case of Common Stock, of the holder's basis in such stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend or
(b) exceeds 20% of the holder's basis in such stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend, provided that in either case fair market value, if it can be established by the holder, may be substituted for stock basis. In addition, an amount treated as a dividend in the case of a redemption of the Preferred Stock that is either non-pro rata as to all stockholders, is in partial liquidation, or is treated as a dividend solely as a result of the application of Code Section 304(a) (dealing with purchases of stock by related parties) or certain constructive stock ownership rules which treat rights to acquire stock as stock (see "-- Redemption, Sale and Exchange of Preferred Stock") would also constitute an extraordinary dividend without regard to the length of time the Preferred Stock has been held. Application of the extraordinary dividend rule is limited somewhat if the redemption proceeds that are treated as dividends constitute "qualified preferred dividends." See "--Redemption, Sale and Exchange of Preferred Stock." The length of time that a taxpayer is deemed to have held stock for purposes of Section 1059 is determined under principles comparable to those described in the preceding paragraph with respect to the dividends received deduction.

         To the extent, if any, that a distribution on the Preferred Stock or the Common Stock which would otherwise constitute a dividend for federal income tax purposes exceeds the current and accumulated earnings and profits of the Company, such distribution will be treated as a tax-free return of capital, reducing a holder's basis in the Preferred Stock or the Common Stock. The reduction in basis will increase any gain, or reduce any loss, realized by the holder on any subsequent sale, redemption or other disposition of the Preferred Stock or the Common Stock. Any such distribution in excess of a holder's adjusted basis in the Preferred Stock or the Common Stock will be treated as capital gain. For a corporate holder, treatment of a distribution as a capital gain rather than as a dividend will result in an increase in the maximum effective federal income tax rate on any amount so treated.

Redemption, Sale and Exchange of Preferred Stock

         A redemption of the Preferred Stock for cash or Debentures or a sale of Preferred Stock for cash or other property will be a taxable event.

         A redemption  of the  Preferred  Stock for cash will be treated,  under
Section 302 of the Code, as a distribution that is treated as a taxable dividend, nontaxable recovery of basis or an amount received in exchange for the Preferred Stock pursuant to the rules described under "--Dividends on the Preferred Stock or the Common Stock" above, unless the redemption (a) results in a "complete termination" of the stockholder's stock interest in the Company under Section 302(b)(3) of the Code; (b) is "substantially disproportionate" with respect to the stockholder under Section 302(b)(2) of the Code; or (c) is "not essentially equivalent to a dividend" under Section 302(b)(1) of the Code. In determining whether any of these tests has been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules in Sections 302(c) and 318 of the Code, as well as shares actually owned, must be taken into account. If any of these tests were met, the redemption of the Preferred Stock for cash would be treated as a sale or exchange for tax purposes. A distribution will be "not essentially equivalent to a dividend" as to a particular stockholder if it results in a "meaningful reduction" in that stockholder's interest in the Company. If, as a result of the redemption for cash of the Preferred Stock, a stockholder of the Company, whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs, suffers a reduction in his proportionate interest in the Company (taking into account shares of Common Stock and shares owned by the stockholder under Sections 302(c) and 318 of the Code and, in certain events, dispositions of the stock which occur contemporaneously with the redemption) then that stockholder may be regarded as having suffered a meaningful reduction in his interest in the Company. There can be no certainty as to when such reduction has occurred because the applicable test is not based on numerical criteria. Satisfaction of the "complete termination" and "substantially disproportionate" exceptions is dependent upon compliance with the objective tests set forth in the Code.

         A redemption of the Preferred Stock by exchange for the Debentures will be subject to the same rules as a redemption for cash, including the rules for treating the redemption as a dividend or as a sale or exchange. However, because under the constructive ownership rules of Section 302(c) and 318 of the Code a holder of the Debentures would be treated as owning the Common Stock into which the Debentures are convertible, such a redemption could not satisfy the "complete termination" or "substantially disproportionate" tests. The redemption would, therefore, be taxable as a dividend to the extent of the accumulated earnings and profits of the Company unless it satisfied the "not essentially equivalent to a dividend" test. As noted above, this subjective test requires that the distribution result in a meaningful reduction of the stockholder's stock interest in the Company in order for the distribution to qualify as a sale or exchange. Because a holder will be deemed for purposes of section 302(b) of the Code to own shares of Common Stock into which Debentures are convertible, under a literal interpretation of the Code, Treasury Regulations and IRS rulings, the receipt of Debentures in exchange for Preferred Stock will be taxable as a dividend to the extent of the stockholder's allocable share of the Company's earnings and profits because the exchange does not result in any reduction in stock interest in the Company. Accordingly, each stockholder is urged to consult his tax advisor regarding this issue, including the possible effect of the disposition of a portion of its interest in the Company contemporaneously and as part of an integrated plan with the exchange of the Preferred Stock for Debentures.

         A redemption of the Preferred Stock that is treated as a sale or exchange, rather than as a distribution, and any sale of the Preferred Stock for cash or other property will result in taxable capital gain or, except in the case of a redemption in exchange for the Debentures, loss equal to the difference between (i) the sum of the amount of cash, the "issue price" of the Debentures (as defined in "--Interest and Original Issue Discount"), and the fair market value of any other property received and (ii) the holder's tax basis in the Preferred Stock. However, because it is anticipated that the Debentures will be treated as securities for federal income tax purposes, it is not anticipated that a holder will be entitled to deduct any loss realized on the redemption of the Preferred Stock in exchange for Debentures.

         If a redemption of the Preferred Stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the "issue price" (and likely not the principal amount) of the Debentures, as defined below in "--Interest and Original Issue Discount." In any event, the amount of the distribution will not be reduced by the stockholder's adjusted tax basis in the Preferred Stock. The stockholder's tax basis in the redeemed Preferred Stock will be transferred to any remaining stockholdings in the Company. If the stockholder does not retain any stock ownership in the Company, such basis may be entirely lost.

         A holder's holding period in the Debentures will (i) begin on the day of the exchange of the Preferred Stock for the Debentures if the exchange is treated as a distribution, or (ii) include the holder's holding period in the Preferred Stock if the exchange is treated as a sale or exchange.

         A distribution to a corporate stockholder in redemption of the Preferred Stock that is treated as a dividend may also be considered an "extraordinary dividend" subject to the basis reduction and gain recognition requirements under Section 1059 of the Code. See "--Dividends on the Preferred Stock or Common Stock" above. In making the basis reduction and determining the amount of gain required to be recognized in a redemption for which options are treated as stock, only the basis in the redeemed stock is taken into account. Application of this rule is limited somewhat by a special rule that provides that dividends on a share of Preferred Stock which is not in arrears as to dividends at the time the holder acquires such stock, that do not exceed an actual rate of return of 15% of the lower of the holder's adjusted basis or the liquidation preference (excluding dividend arrearages, if any) of the Preferred Stock will be treated as extraordinary only if the holder disposes of the Preferred Stock before it has held the stock for more than five years and only to the extent that the actual rate of return to the holder exceeds the stated rate of return on the Preferred Stock, as determined under Section 1059(e)(3) of the Code.

Interest and Original Issue Discount

         Stated interest on the Debentures will be taxable as ordinary income to the holders of the Debentures and will be required to be included by each holder in income in accordance with its method of accounting for federal income tax purposes.

         If the Preferred Stock is redeemed by exchange for the Debentures at a time when the principal amount of such Debentures exceeds the issue price of such Debentures by an amount equal to or greater than 1/4% of such principal amount times the number of complete years to maturity, such excess will generally be includible in gross income as "original issue discount" over the term of such Debentures, even though the cash to which such income is attributable would not be received until maturity or redemption of the Debentures. If the Debentures are traded on an established securities market within 30 days of their issuance, the issue price of the Debentures for purposes of determining the amount, if any, or original issue discount on the Debentures will be the fair market value of the Debentures, determined as of the date of issuance. If the Debentures are not traded on an established securities market within 30 days of their issuance, but the Preferred Stock is traded on such a market within 30 days before or after the date of issuance, the issue price of the Debentures will be the fair market value of the Preferred Stock as of the exchange date. If neither the Debentures nor the Preferred Stock is so traded, the issue price of the Debentures will be the lesser of (i) their stated principal amount or (ii) their imputed principal amount, which is the sum of the present values of all payments due under the Debentures discounted from the date of payment to the issue date at the appropriate "applicable federal rate." The amount of any original issue discount included in income for each year would be calculated under a constant yield to maturity basis that would result in the allocation of less original issue discount to the early years of the term of the Debentures and more original issue discount to later years. The amount of original issue discount required to be included in income by a subsequent holder of a Debenture will be decreased by any "acquisition premium" paid by such holder. Acquisition premium is the amount by which a holder's initial tax basis in the Debenture exceeds the sum of the issue price of the Debenture plus the amount of original issue discount previously required to be included in income (without regard to any acquisition premium in the hands of other holders).

         If the tax basis of a Debenture exceeds the amount payable at maturity,
Section 171 of the Code provides for an election whereby such excess or premium, to the extent not attributable to the conversion feature of the Debenture, can be offset against (and operate to reduce) interest income on the Debenture. The premium is amortized, as an offset to income received, over the remaining term of the Debenture.

         A holder's initial tax basis in a Debenture received in exchange for the Preferred Stock will equal the issue price of the Debenture, determined as described above. Such tax basis will be increased by the amount of any original issue discount (and market discount, as defined below) previously included in the income of the holder with respect to the Debenture, and reduced by any amortized premium.

Disposition of the Debentures

         Generally any sale or redemption of Debentures will result in taxable gain or loss equal to the difference between the amount of cash and the fair market value of any other property received (except to the extent of cash attributable to accrued interest, which will be taxable as interest income) and the holder's tax basis in the Debentures (except to the extent attributable to accrued and unpaid interest). Subject to the market discount provisions of Sections 1276-1278 of the Code discussed in the following paragraph, such gain or loss would be capital gain or loss.

         The value of a Debenture may be adversely affected by the market discount provisions of Section 1276-1278 of the Code which require a person who purchases a Debenture at a market discount to either (i) elect to accrue market discount into income currently over the period during which the holder owns the Debenture or (ii) (a) treat a portion of the gain recognized upon any disposition of the Debenture as ordinary income (and not as capital gain) to the extent such market discount accrued during the period such person owned the Debenture and (b) defer the deduction of all or a portion of interest paid or accrued on indebtedness incurred or continue to purchase or carry such Debenture until such Debenture is disposed of in a taxable transaction.

Redemption Premium on the Preferred Stock

         Under Section 305 of the Code and applicable Treasury regulations, if the redemption price of redeemable preferred stock exceeds its issue price by more than a de minimis amount (i.e., one-quarter of 1% of the redemption price multiplied by the number of complete years to maturity) ("redemption premium") and if based on all of the facts and circumstances as of the issue date, redemption is considered more likely than not to occur, the entire amount of such excess may be treated as distributed over the holding period of the Preferred Stock. The amount treated as distributed each year would be determined on a constant yield to maturity basis that would result in the allocation of a lesser amount of distributions to the early years and a greater amount to the later years of such period. Any such constructive distribution would be classified as a dividend, non-taxable recovery of basis or an amount received in exchange for the Preferred Stock pursuant to the rules summarized under "--Dividends on the Preferred Stock or the Common Stock" above. Under a safe harbor, redemption is not deemed more likely than not to occur if the issuer and the holder are not related; there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the Preferred Stock; and exercise of the right to redeem would not reduce the yield of the Preferred Stock, as determined under principles similar to the provisions of the Code dealing with original issue discount on debt obligations. In addition, these economic accrual rules will not apply if the premium is in the nature of a penalty for a premature redemption and the premium is paid as a result of changes in economic or market conditions over which neither the Company nor the holder has legal or practical control. The Company believes that the redemption of the Preferred Stock is not more likely than not to occur, although no assurance can be given that it will be so considered by the IRS or a court.

Conversion of the Preferred Stock or the Debentures into Common Stock

         In general, no gain or loss will be recognized for federal income tax purposes on conversion of the Preferred Stock or the Debentures solely into shares of the Common Stock. (If dividends on the Preferred Stock were in arrears at the time of conversion, however, a portion of the Common Stock received in exchange for the Preferred Stock could be viewed under Section 305(c) of the Code as a distribution with respect to the Preferred Stock, taxable as a dividend). Gain realized (i.e., the excess of the cash received over the portion of basis allocable to the fractional shares) upon receipt of cash paid in lieu of fractional shares of the Common Stock will be taxed immediately. In general, the tax basis for the Common Stock received on conversion will be equal to the tax basis of the Preferred Stock or Debentures converted, reduced by the portion of basis allocable to any fractional share exchanged for cash. The holding period of the shares of Common Stock will include the holding period of such Preferred Stock or Debentures. Under the aforementioned market discount provisions of the Code, any accrued market discount not previously included in income as of the date of conversion of the Debentures will carry over to the Common Stock received on conversion and will be treated as ordinary income upon subsequent disposition of such Common Stock.

Adjustment of Conversion Price

         Section 305 of the Code and the Treasury regulations thereunder treat holders of convertible preferred stock and convertible debentures as having received a constructive distribution, taxable as described in "--Dividends on the Preferred Stock or the Common Stock" above, due to certain adjustments in conversion ratios. Adjustments to a conversion ratio made pursuant to a bona fide, reasonable adjustment formula which has the effect of preventing the dilution of a holder generally will not be considered to result in a constructive distribution of stock. The conversion rate of the Preferred Stock and the Debentures is subject to adjustment under certain circumstances. Certain adjustments increasing the number of shares of Common Stock into which the Preferred Stock or the Debentures can be converted could cause the holders thereof to be viewed under Section 305 of the Code as receiving a deemed distribution taxable as a dividend, as described in "--Dividends on the Preferred Stock or the Common Stock," above, whether or not such holders exercise their conversion rights.

Back-up Withholding

         Under Section 3406 of the Code and applicable Treasury regulations, a holder of the Preferred Stock, the Common Stock or the Debentures may be subject to back-up withholding at the rate of 31% with respect to dividends or interest paid, original issue discount or redemption premium accrued with respect to, or proceeds received from a sale, exchange or redemption of, the Preferred Stock, Common Stock or the Debentures, as the case may be. The payor will be required to deduct and withhold a tax if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor or establish an exemption from backup withholding, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code or (iv) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to withholding under the Code. Backup withholding will not apply with respect to payments to certain holders, including payments to certain exempt recipients (such as corporations and tax-exempt organizations).

State, Local and Other Taxes

         Holders of the Preferred Stock, the Common Stock, or the Debentures may be liable for state and local income taxes with respect to dividends or interest paid or redemption premium or original issue discount accrued with respect to, or gain from the sale, exchange or redemption of the Preferred Stock, the Common Stock or the Debentures, as the case may be. Many states and localities do not allow corporations a deduction analogous to the federal dividends received deduction. Prospective investors are advised to consult their own tax advisors as to the state, local and other tax consequences of acquiring, holding and disposing of the Preferred Stock, the Common Stock or the Debentures.


                              PLAN OF DISTRIBUTION

     The Shares being sold hereby may be offered to purchasers directly by any of the Selling Stockholders acting as principals for their own account. Alternatively, the Selling Stockholders may from time to time offer the Shares through underwriters, brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom they may act as agent or to whom they sell as principals (which compensation to a particualr broker might be in excess of customary commission. The Selling Stockholders and any such underwriters, brokers, dealers or agents that participate in the distribution of the Shares offered hereby may be deemed to be underwriters under the Securities Act, and any profit on the sale of such Shares by them and any discounts, commissions, or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Act.

     The Shares offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The distribution of the Shares offered hereby by the Selling Stockholders may be effected in one or more transactions that may take place in the over-the-counter market, on Nasdaq, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such Shares as principals, or a combination of such methods of sales, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, discounts and commissions may be paid by the Selling Stockholders in connection with such sales of Shares.

         At the time a particular offer of the Shares offered hereby is made, to the extent required, a supplement to this Prospectus will be distributed (or, if required, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed) which will identify the specific Shares being offered and set forth the aggregate amount of Shares being offered, the purchase price and the terms of the offering, including the name or names of the Selling Stockholders and of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. In addition, an underwritten offering may require clearance by the National Association of Securities Dealers, Inc. of the underwriter's compensation arrangements. The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares offered hereby. Substantially all of the expenses incident to the Registration Statement and sale of the Shares offered hereby to the public will be borne by the Company, including without limitation, certain fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts and commissions.

         Pursuant to that certain Registration Rights Agreement granting registration rights to certain Selling Stockholders, which was executed in connection with the Company's Private Placement, the Company will use its best efforts to keep the Registration Statement, of which this Prospectus forms a part, continuously effective under the Securities Act until the second anniversary of the issuance of the Preferred Stock except that it shall be permitted to suspend the use of the Registration Statement during certain periods and under certain circumstances. In addition, the Company will indemnify and hold harmless the Selling Stockholders and their directors, officers, employees and agents, if any, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such Selling Stockholders or any such underwriter within the meaning of the Securities Act, against any losses, liabilities, claims, damages and expenses arising, under certain circumstances, out of any registration of the Shares. In addition, the Company will require an undertaking from the Selling Stockholders to indemnify and hold harmless, in the same manner and to the same extent as provided with respect to the Company's indemnification of the Selling Stockholders, the Company and any of its directors, officers signatory to such registration statement and persons who control the Company within the meaning of the Securities Act, if any.

         In order to comply with certain states securities laws, if applicable, the Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

         The certificates representing the Shares offered hereby contain legends as to their restricted transferability. Upon the effectiveness of the Registration Statement, of which this Prospectus forms a part, and the transfer of the Shares pursuant thereto, such legends will no longer be necessary, and accordingly, new certificates representing such Shares will be issued to the transferee without any such legends unless otherwise required by law.

         In addition to sales pursuant to the Registration Statement, of which this Prospectus forms a part, the Shares may be sold in accordance with Rule 144 promulgated under the Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the shares for a period of two business days prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, including without limitation Regulation M provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders. All of the foregoing may effect the marketability of the Shares.

                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Walther, Key, Maupin, Oats, Cox, Klaich & LeGoy, Reno, Nevada.

                                     EXPERTS

     The financial statements of Reno Air, Inc. at December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, and for the year ended December 31, 1994, by Arthur Andersen LLP, independent public accountants, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given the authority of such firms as experts in accounting and auditing.

                                    GLOSSARY

     "Available seat miles" or "ASMs" means the number of seats available for passengers on completed scheduled and track charter flights multiplied by the number of miles those seats are flown; ASM represents the total passenger carrying capacity offered.

     "Average aircraft stage length" means the average length of each aircraft flight segment, weighted by the ASMs for each aircraft flight segment.

     "Average aircraft utilization" means average block hours flown by each aircraft in the fleet per day.

     "Average fare" means passenger revenues divided by enplaned passengers.

     "Block hours flown" means the time between aircraft gate departure and aircraft gate arrival.

     "Breakeven load factor" means the percentage of RPMs that must be flown for the airline to break even on a net income basis during the year, assuming yield and operating expenses remained constant.

     "Operating expenses per ASM" means operating expenses divided by ASMs; operating expenses per ASM represents a measure of the Company's cost per unit of production.

     "Passenger load factor" means RPMs divided by ASMs; passenger load factor represents the percentage of available seat capacity occupied by revenue passengers.

     "Passenger revenues per ASM" means total passenger revenues divided by total ASMs; passenger revenues per ASM represents the passenger revenue received for each seat mile flown.

     "Revenue passenger miles" or "RPMs" represents the number of revenue passenger miles flown on scheduled and track charter flights.

     "Yield" means total passenger revenues divided by RPMs; Yield represents the passenger revenue received for each mile a passenger is carried.

     No dealer, sales representative or other person has been authorized in connection with the offering made hereby to give any information or to make any representations not contained in this Prospectus and, if given or made, 1,436,000 Shares such information or representations must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                               [GRAPHIC OMITTED]

                              1,436,000 Shares

                               Series A Cumulative
                            Convertible Exchangeable
                                Preferred Stock
                                      and
                        4,162,318 Shares of Common Stock


                                   PROSPECTUS

                               November ___, 1997


TABLE OF CONTENTS

Available Information                                       (i)
Incorporation of Certain Doctuments by Reference            (i)
Prospectus Summary                                           1
Risk Factors                                                 7
Use of Proceeds                                             13
Dividend Policy                                             13
Selling Shareholders                                        15
Description of Capital Stock                                15
Description of the Preferred Stock                          17
Descripton of Debentures                                    25
Certain Federal Income Tax Considerations                   31
Plan of Distribution                                        36
Legal Matters                                               38
Experts                                                     38
Glossary                                                    39

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. Other Expenses of Issuance and Distribution


Securities and Exchange Commission Registration Fee       $    10,879
Nasdaq Listing Fee                                              7,000
Printing Costs                                                    500
Legal Fees and Expenses                                        10,000
Accounting Fees and Expenses                                    7,500
Miscellaneous                                                  14,121
                                                               ------
         Total                                            $    50,000


         All of the above items, except the registration fee and the Nasdaq listing fee, are estimated. All expenses incurred in connection with this Offering will be borne by the Company, including without limitation, the reasonable fees and disbursements of counsel retained by the Selling Stockholders, but excluding underwriting discounts and commissions, if any.


ITEM 15. Indemnification of Directors and Officers

         The right of the stockholders to sue any director for misconduct in conducting the affairs of the Company is limited by Article VII of the Company's Articles of Incorporation and Nevada statutory law to cases for damages resulting from breaches of fiduciary duties involving acts or omissions involving intentional misconduct, fraud, knowing violations of the law or the unlawful payment of dividends. Ordinary negligence is not a ground for such a suit. The statute does not limit the liability of directors or officers for monetary damages under federal securities laws.

         The Company also has the obligation, pursuant to Article VIII of the Company's Articles of Incorporation and Article VII of the Company's Bylaws, to indemnify any director or officer of the Company for all expenses incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed while acting in the course and scope of the person's duties, if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to criminal actions, had no reasonable cause to believe the person's conduct was unlawful, provided that such indemnification is made pursuant to then existing provisions of Nevada statutes at the time of any such indemnification.


ITEM 16. Exhibits

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement.

         Exhibit
         Number            Description

           3.1 Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (No. 33-46031) filed with the Commission on May 12, 1992.
           3.2 Bylaws, as amended. (Incorporated by reference to Exhibit 2 to the Company's Form 8-A Registration Statement filed on November 13, 1997 (the "1997 Form
                    8-A"))
           3.3 Certificate of Designations for the Preferred Stock (Incorporated by reference to Exhibit 3 to the 1997 Form 8-A).
           3.4 Form of Indenture (Incorporated by reference to Exhibit 4 to the 1997 Form 8-A).
           5.1 Opinion of Walther, Key, Maupin, Oats, Cox, Klaich & LeGoy (to be filed by amendment).
           8.1 Opinion of Shereff Friedman Goodman & Hoffman regarding tax matters (to be filed by amendment).
          23.1      Consent of Ernst & Young LLP.
          23.2      Consent of Arthur Andersen LLP.
          23.3 Consent of Walther, Key, Maupin, Oats, Cox, Klaich & LeGoy (to be included in Exhibit 5.1).
          23.4 Consent of Shereff Friedman Goodman & Hoffman (to be included in Exhibit 8.1)
          24.1       Power of Attorney (appears on signature pages).

ITEM 17..Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on November 24, 1997.


                                          RENO AIR, INC.


                                       By:  /s/ Robert W. Reding
                                       Name: Robert W. Reding
                                       Title: Chief Executive Officer,President
                                              and Director



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Robert W. Reding and Robert M. Rowen and each of them (with full power of each of them to act alone), his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 1997


Name and Signature                            Title


/s/ Lee M. Hydeman           Chairman of the Board and Director
Lee M. Hydeman

/s/ Robert W. Reding         Chief Executive Officer, President and Director
Robert W. Reding             (Principal Executive Officer)


/s/ B.J. Rone                Senior Vice President and Chief Financial Officer
B.J. Rone                    (Principal Financial Officer)


/s/ David W. Asai             Vice President, Controller and Chief Accounting
David W. Asai                 Officer          (Principal Accounting Officer)

/s/ Donald L. Beck
Donald L. Beck                Director


/s/ Barrie K. Brunet          Director
Barrie K. Brunet


/s/ Joe M. Kilgore            Director
Joe M. Kilgore


/s/ James T. Lloyd            Director
James T. Lloyd


/s/ Wayne L. Stern, M.D.      Director
Wayne L. Stern, M.D.


/s/ Agnieszke Winkler         Director
Agnieszka Winkler